For further information: Paula Waters, VP, Investor Relations 504/576-4380 pwater1@entergy.com
INVESTOR NEWS

July 30, 2013

Exhibit 99.1

ENTERGY REPORTS SECOND QUARTER EARNINGS

NEW ORLEANS – Entergy Corporation (NYSE: ETR) reported earnings of $0.92 per share on an as-reported basis and $1.01 per share on an operational basis for second quarter 2013, as shown in Table 1 below. A more detailed discussion of quarterly results begins on page 2 of this release.

Table 1: Consolidated Earnings – Reconciliation of GAAP to Non-GAAP Measures
Second Quarter and Year-to-Date 2013 vs. 2012
(Per share in U.S. $)
	Second Quarter			Year-to-Date
	2013	2012	Change	2013	2012	Change
As-Reported Earnings	0.92	2.06	(1.14)	1.82	1.20	0.62
Less Special Items	(0.09)	(0.05)	(0.04)	(0.13)	(1.36)	1.23
Operational Earnings	1.01	2.11	(1.10)	1.95	2.56	(0.61)
Weather Impact	(0.02)	0.08	(0.10)	(0.12)	(0.09)	(0.03)

Operational Earnings Highlights for Second Quarter 2013

•
Utility earnings were lower driven largely by substantially higher income tax expense as well as higher non-fuel operation and maintenance expense and depreciation expense, partially offset by higher net revenue.

•	Entergy Wholesale Commodities earnings decreased due primarily to lower net revenue and higher decommissioning expense, partially offset by lower income tax expense.
•	Parent & Other results declined due to an increase in income tax expense on Parent & Other activities.

The company continued to make progress on its seven strategic imperatives, designed to create sustainable value for all stakeholders, including improving financial performance and reducing uncompensated risks going forward. One of those imperatives is to optimize the organization through human capital management. HCM, a months-long effort, will position Entergy to provide optimal service to all stakeholders while creating real, sustainable savings. As part of this initiative, the company completed the comprehensive redesign of the organization, which will result in approximately 800 positions being eliminated. Total savings from HCM are estimated in the range of approximately $200 million to $250 million by 2016.

“Difficult decisions like job reductions are sometimes the very tough outcome of making long-term, fundamental improvements in the way a company works,” said Leo Denault, Entergy’s chairman and chief executive officer. “The redesign process has been comprehensive, thoughtful and focused squarely on being fair to our employees throughout the process and being responsive to the needs of our customers, our employees, our communities and our owners."

Entergy’s business highlights also included the following:
•	Customers ranked the Utility operating companies as the top five in the nation for proactive outage communications, as determined by JD Power and Associates.
•	The Utility operating companies offered enhanced rate mitigation to address concerns raised in the transaction approval process for the spin-merge of the transmission business with ITC.
•	EGSL signed an agreement to supply up to 200 megawatts to Sempra Energy’s proposed Cameron LNG liquefaction project.
•	In response to a request for proposals, Entergy submitted a bid to NYPA to provide 1,375 megawatts from IPEC beginning in 2016.

A teleconference will be held at 10 a.m. CT on Tuesday, July 30, 2013, to discuss Entergy’s second quarter 2013 earnings announcement and may be accessed by dialing (719) 457-2080, confirmation code 4532989, no more than 15 minutes prior to the start of the call. The call and presentation slides can also be accessed via Entergy’s website at www.entergy.com. A replay of the teleconference will be available by telephone and on Entergy’s website at www.entergy.com as soon as practical after the transcript is filed with the SEC due to filing requirements associated with the proposed spin-off and merger of Entergy’s transmission business with ITC. The telephone replay will be available through Aug. 7, 2013, by dialing (719) 457-0820, confirmation code 4532989.

I.	Consolidated Results

Consolidated Earnings

Table 2 provides a comparative summary of consolidated earnings per share for second quarter 2013 versus 2012, including a reconciliation of GAAP as-reported earnings to non-GAAP operational earnings. A detailed discussion of the factors driving quarterly results at each business segment follows.

Table 2: Consolidated Earnings – Reconciliation of GAAP to Non-GAAP Measures Second Quarter and Year-to-Date 2013 vs. 2012 (see Appendix F for definitions of certain measures)
(Per share in U.S. $)
	Second Quarter			Year-to-Date
	2013	2012	Change	2013	2012	Change
As-Reported
Utility	1.10	1.72	(0.62)	1.79	2.07	(0.28)
Entergy Wholesale Commodities	0.06	0.40	(0.34)	0.52	(0.59)	1.11
Parent & Other	(0.24)	(0.06)	(0.18)	(0.49)	(0.28)	(0.21)
Consolidated As-Reported Earnings	0.92	2.06	(1.14)	1.82	1.20	0.62

Less Special Items
Utility	(0.08)	(0.05)	(0.03)	(0.12)	(0.09)	(0.03)
Entergy Wholesale Commodities	(0.01)	-	(0.01)	(0.01)	(1.26)	1.25
Parent & Other	-	-	-	-	(0.01)	0.01
Consolidated Special Items	(0.09)	(0.05)	(0.04)	(0.13)	(1.36)	1.23

Operational
Utility	1.18	1.77	(0.59)	1.91	2.16	(0.25)
Entergy Wholesale Commodities	0.07	0.40	(0.33)	0.53	0.67	(0.14)
Parent & Other	(0.24)	(0.06)	(0.18)	(0.49)	(0.27)	(0.22)
Consolidated Operational Earnings	1.01	2.11	(1.10)	1.95	2.56	(0.61)
Weather Impact	(0.02)	0.08	(0.10)	(0.12)	(0.09)	(0.03)

Detailed earnings variance analyses are included in Appendix B-1 and Appendix B-2 to this release. In addition, Appendix B-3 provides details of special items shown in Table 2 above.

Consolidated Operating Cash Flow

Entergy’s operating cash flow in second quarter 2013 was $572 million compared to $587 million in second quarter 2012. The overall quarterly decrease was due primarily to higher income tax payments and non-capital spending related to ANO recovery from the March 31 industrial accident. Partially offsetting was the receipt of proceeds from the DOE resulting from litigation regarding storage of spent nuclear fuel in second quarter 2013 and a second quarter 2012 regulatory refund to a wholesale customer associated with rough production cost equalization.

Variations in cash flow from net revenue also contributed; EWC net revenue declined while Utility net revenue increased. In addition, intercompany income tax payments contributed to the line of business variances, but were largely offsetting between the segments.

Table 3 provides the components of operating cash flow contributed by each business with current quarter and year-to-date comparisons.

Table 3: Consolidated Operating Cash Flow
Second Quarter and Year-to-Date 2013 vs. 2012
(U.S. $ in millions)
	Second Quarter			Year-to-Date
	2013	2012	Change	2013	2012	Change
Utility	12	493	(481)	381	976	(595)
Entergy Wholesale Commodities	80	127	(47)	315	291	24
Parent & Other	480	(33)	513	420	(79)	499
Total Operating Cash Flow	572	587	(15)	1,116	1,188	(72)

II.	Utility

In second quarter 2013, Utility earnings were $1.10 per share on an as-reported basis and $1.18 per share on an operational basis, compared to as-reported earnings per share of $1.72 and operational earnings per share of $1.77 in second quarter 2012. The quarter-over-quarter decrease in Utility was due largely to significantly higher income tax expense. The prior period results reflected an agreement reached with the IRS regarding storm cost financings in Louisiana, which reduced second quarter 2012 income tax expense. The net income effect was partially offset by a regulatory charge for customer sharing of the benefits of the IRS agreement, which reduced net revenue in 2012.

Utility net revenue was higher than a year ago. The second quarter 2012 regulatory charge noted above was a factor. Pricing adjustments also contributed to the net revenue increase. Current year net revenue reflects regulatory actions from placing major generation investments in service. A portion of the net revenue increase was for recovery of costs below the net revenue line, including depreciation, taxes other than income taxes and non-fuel operation and maintenance expenses.

Partially offsetting net revenue increases was lower sales volume, including the effects of weather. Weather was below normal in second quarter 2013 compared to the warmer-than-normal temperatures experienced one year ago. On a weather-adjusted basis, billed retail sales declined (2.0) percent.

Retail electric sales in billed gigawatt-hours by customer segment are summarized in Table 4. Current quarter sales reflect the following:
•	Residential sales in second quarter 2013, on a weather-adjusted basis, decreased (3.6) percent compared to second quarter 2012.
•	Commercial and governmental sales, on a weather-adjusted basis, decreased (2.4) percent quarter over quarter.
•	Industrial sales in the second quarter decreased (0.5) percent compared to the same quarter of 2012.

A few factors contributed to these quarter-over-quarter decreases. Residential and commercial declines were partially due to fewer billing days. Energy efficiency and demand side management efforts, which were expected, and sluggish economic growth also contributed. Industrial sales were down principally due to lower results in the small- to mid-sized segments in Louisiana, Arkansas and Mississippi.

Second quarter 2013 results also reflected higher non-fuel operation and maintenance expense and higher depreciation expense. As noted above, a portion of the expense increases were associated with plant acquisitions and regulatory actions that were offset in net revenue.

Table 4 provides a comparative summary of Utility operational performance measures.

Table 4: Utility Operational Performance Measures
Second Quarter and Year-to-Date 2013 vs. 2012 (see Appendix F for definitions of certain measures)

	Second Quarter				Year-to-Date
	2013	2012	% Change	% Weather Adjusted	2013	2012	% Change	% Weather Adjusted
GWh billed
Residential	7,377	7,940	(7.1%)	(3.6%)	15,721	15,700	0.1%	(1.3%)
Commercial and governmental	7,267	7,753	(6.3%)	(2.4%)	14,272	14,745	(3.2%)	(1.0%)
Industrial	10,357	10,408	(0.5%)	(0.5%)	20,225	20,366	(0.7%)	(0.7%)
Total Retail Sales	25,001	26,101	(4.2%)	(2.0%)	50,218	50,811	(1.2%)	(1.0%)
Wholesale	590	836	(29.4%)		1,219	1,568	(22.3%)
Total Sales	25,591	26,937	(5.0%)		51,437	52,379	(1.8%)
Non-fuel O&M expense per MWh (a)	$23.44	$19.94	17.5%		$22.22	$20.01	11.0%
Number of retail customers
Residential					2,395,491	2,383,057	0.5%
Commercial and governmental					358,709	356,324	0.7%
Industrial					44,041	46,771	(5.8%)
Total Retail Customers					2,798,241	2,786,152	0.4%

(a)
Second quarter and year-to-date 2012 and 2013 exclude the special item associated with the proposed spin-merge of the transmission business; second quarter and year-to-date 2013 exclude the special item for HCM implementation expenses.

Appendix C provides information on selected pending local and federal regulatory cases.

III.	Entergy Wholesale Commodities

EWC operational adjusted EBITDA was $61 million in the second quarter of 2013, compared to $127 million in the same period a year ago, as shown in Table 5.

Table 5: Entergy Wholesale Commodities Operational Adjusted EBITDA – Reconciliation of GAAP to Non-GAAP Measures
Second Quarter and Year-to-Date 2013 vs. 2012 (see Appendix F for definitions of certain measures)
($ in millions)
	Second Quarter			Year-to-Date
	2013	2012	Change	2013	2012	Change
Net income	12	71	(59)	94	(105)	199
Add back: interest expense	4	5	(1)	7	11	(4)
Add back: income tax expense	(15)	47	(62)	42	(44)	86
Add back: depreciation and amortization	50	48	2	100	99	1
Subtract: interest and investment income	22	27	(5)	51	58	(7)
Add back: decommissioning expense	30	(17)	47	61	13	48
Adjusted EBITDA	59	127	(68)	253	(84)	337
Add back: special item for HCM implementation expenses	2	-	2	2	-	2
Add back: special item for asset impairment	-	-	-	-	356	(356)
Operational adjusted EBITDA	61	127	(66)	255	272	(17)

The EWC operational adjusted EBITDA decrease was due largely to a decline in period-over-period net revenue, driven by lower volume and a lower overall realized price for EWC’s nuclear fleet. Nuclear production declined due to higher refueling and unplanned outage days. Realized price for EWC’s nuclear fleet declined (4.7) percent quarter over quarter due primarily to lower energy pricing, partially offset by higher capacity pricing. Energy pricing for the current quarter averaged approximately $42 per megawatt hour, down from approximately $45 per megawatt hour in the prior period. Average capacity prices for the Northeast nuclear plants increased quarter over quarter, to approximately $3.6 per kilowatt-month in the current period from approximately $2.1 per kilowatt-month.

EWC earnings per share for second quarter 2013 were $0.06 on an as-reported basis and $0.07 on an operational basis, compared to the second quarter 2012 earnings of $0.40 per share on both an as-reported and an operational basis. The decrease in operational earnings was partially attributable to the operational adjusted EBITDA drivers noted above. Higher decommissioning expense also contributed. In the second quarter of 2012, a decommissioning liability adjustment, due primarily to an updated decommissioning cost study, reduced decommissioning expense. These decreases were partially offset by lower income tax expense.

Table 6 provides a comparative summary of EWC operational performance measures.

Table 6: Entergy Wholesale Commodities Operational Performance Measures
Second Quarter and Year-to-Date 2013 vs. 2012 (see Appendix F for definitions of certain measures)

	Second Quarter			Year-to-Date
	2013	2012	% Change	2013	2012	% Change
Owned capacity (MW)	6,612	6,612	-	6,612	6,612	-
GWh billed	11,172	11,674	(4.3%)	21,559	22,955	(6.1%)
Net revenue ($ millions)	383	444	(13.7%)	876	895	(2.1%)
Average realized revenue per MWh	$47.36	$48.27	(1.9%)	$52.80	$48.77	8.3%
Non-fuel O&M expense per MWh (b)	$25.69	$24.07	6.7%	$25.46	$24.00	6.1%

EWC Nuclear Fleet
Capacity factor	82%	85%	(3.5%)	82%	87%	(5.7%)
GWh billed	9,789	10,426	(6.1%)	19,035	20,264	(6.1%)
Average realized revenue per MWh	$46.40	$48.67	(4.7%)	$51.95	$49.47	5.0%
Production cost per MWh	$29.16	$26.61	9.6%	$27.54	$26.22	5.0%
Refueling outage days
Indian Point 2	-	1		-	28
Indian Point 3	-	-		28	-
Palisades	-	34		-	34
Pilgrim	45	-		45	-
Vermont Yankee	5	-		27	-

(b)	Second quarter and year-to-date 2013 exclude the special item for HCM implementation expenses; year-to-date 2012 excludes the effect of the special item for impairment of the Vermont Yankee assets.

Table 7 provides information on current forward capacity and generation contracts for EWC’s fleet, as well as total revenue projections based on market prices as of June 30, 2013. EWC uses a combination of forward physical and financial contracts, including swaps, collars, put and/or call options, to manage forward commodity price risk. Certain hedge volumes have price downside and upside relative to market price movements. The contracted minimum, current expected value and sensitivities are provided to show potential variations. Although the sensitivities reflect the minimum, they may not reflect the total maximum upside potential from higher market prices. Information contained in Table 7 represents projections at a point in time and will vary over time based on numerous factors, such as future market prices, contracting activities and generation.

Table 7: Entergy Wholesale Commodities Capacity and Generation
Third Quarter 2013 through 2017 (see Appendix F for definitions of certain measures)
(based on market prices as of June 30, 2013) (c)
	Balance of 2013	2014	2015	2016	2017
EWC Nuclear Portfolio
Energy
Planned TWh of generation (d)	21	40	41	41	41
Percent of planned generation under contract
Unit-contingent	40%	21%	12%	14%	12%
Unit-contingent with availability guarantees	20%	16%	13%	13%	13%
Firm LD	23%	60%	14%	-	-
Offsetting positions	-	(20%)	-	-	-
Total	83%	77%	39%	27%	25%
Average revenue per MWh on contracted volumes
Minimum	$45	$44	$45	$50	$51
Expected based on current market prices	$46	$46	$48	$50	$52
Sensitivity: -/+ $10 per MWh market price change	$45 - $48	$44 - $49	$45 - $53	$50 - $53	$51 - $55

Capacity
Planned net MW in operation	5,011	5,011	5,011	5,011	5,011
Percent of capacity sold forward
Bundled capacity and energy contracts	16%	16%	16%	16%	16%
Capacity contracts	42%	19%	12%	18%	9%
Total	58%	35%	28%	34%	25%
Average revenue under contract per kW per month (applies to capacity contracts only)	$2.8	$2.4	$3.2	$3.2	$3.2

Total Nuclear Energy and Capacity Revenues
Expected sold and market total revenue per MWh	$49	$47	$47	$48	$49
Sensitivity: -/+ $10 per MWh market price change	$47 - $53	$44 - $52	$40 - $54	$41 - $56	$42 - $57

EWC Non-Nuclear Portfolio
Energy
Planned TWh of generation	3	6	6	6	6
Percent of planned generation under contract
Cost-based contracts	31%	32%	36%	33%	33%
Firm LD	6%	6%	7%	7%	6%
Total	37%	38%	43%	40%	39%

Capacity
Planned net MW in operation	1,052	1,052	1,052	1,052	977
Percent of capacity sold forward
Cost-based contracts	24%	24%	24%	24%	26%
Bundled capacity and energy contracts	8%	8%	8%	8%	8%
Capacity contracts	52%	50%	51%	49%	21%
Total	84%	82%	83%	81%	55%

Total Non-Nuclear Net Revenue
Expected portfolio net revenue in $ millions	$48	$90	$86	$107	$108

(c)
Assumes uninterrupted normal operation at all plants in all years. NRC license renewal applications are in process for both Indian Point units; current license expirations are 9/28/13 for Indian Point 2 and 12/12/15 for Indian Point 3.

(d)	Reflects moving the next Palisades refueling outage to early 2014 from fall 2013 due to the impact of the extended outage in second quarter 2013. Palisades is on an 18-month refueling cycle.

IV.	Parent & Other

Parent & Other reported a loss of $(0.24) per share on an as-reported and an operational basis in the current quarter, compared to a second quarter 2012 as-reported and operational loss of $(0.06) per share. The decline was due to an increase in income tax expense on Parent & Other activities. Second quarter 2012 benefited from a favorable federal appeals court decision affirming Entergy’s entitlement to claim foreign tax credits for the U.K. Windfall Tax.

V.	2013 Earnings Guidance

Entergy affirmed its 2013 operational earnings guidance range of $4.60 to $5.40 per share. The 2013 operational earnings guidance is detailed in Table 8. Year-over-year changes are shown as point estimates and are applied to 2012 operational earnings to compute the 2013 guidance midpoint. Drivers for the 2013 operational earnings guidance range are listed separately. Because there is a range of possible outcomes associated with each earnings driver, a range is applied to the guidance midpoint to produce Entergy’s guidance range.

Table 8: 2013 Earnings Per Share Operational Guidance
(Per share in U.S. $) – Prepared November 2012 (e)
Segment	Description of Drivers	2012 Earnings per Share	Expected Change	2013 Guidance Midpoint	2013 Guidance Range

Utility	2012 Operational Earnings per Share	5.51
	Adjustment to normalize weather		0.09
	Increased net revenue due to absence of second quarter 2012 regulatory charge		0.57
	Increased net revenue due to retail sales growth and rate actions		1.25
	Increased non-fuel operation and maintenance expense		(0.40)
	Increased taxes other than income taxes		(0.10)
	Increased depreciation expense		(0.35)
	Decreased other income		(0.05)
	Increased interest and other charges		(0.10)
	Higher effective income tax rate		(1.85)
	Other		0.13
	Subtotal	5.51	(0.81)	4.70

Entergy Wholesale Commodities	2012 Operational Earnings per Share	1.49
	Decreased net revenue due primarily to lower pricing on nuclear assets		(0.40)
	Increased non-fuel operation and maintenance expense		(0.15)
	Increased decommissioning expense		(0.15)
	Increased depreciation expense		(0.10)
	Lower effective income tax rate		0.10
	Other		0.01
	Subtotal	1.49	(0.69)	0.80

Parent & Other	2012 Operational Earnings per Share	(0.77)
	Increased Parent interest expense		(0.05)
	Lower income tax expense		0.30
	Other		0.02
	Subtotal	(0.77)	0.27	(0.50)

Consolidated Operational	2013 Operational Earnings per Share Guidance Range	6.23	(1.23)	5.00	4.60 – 5.40

(e)	Originally prepared November 2012 and updated February 2013 to reflect 2012 final results.

Key assumptions supporting 2013 operational earnings guidance are as follows:

Utility
•	Normal weather
•	Increased net revenue due to the absence of the second quarter 2012 regulatory charge
•	Retail sales growth of around 1.25 percent on a weather-adjusted basis
•
Increased net revenue from rate actions, including those associated with the Waterford 3 steam generator replacement project, a full year of the Grand Gulf extended power uprate and the Hinds and Hot Spring acquisitions, which are partially offset by increases in non-fuel operation and maintenance expense, depreciation expense and taxes other than income taxes

•	Increased non-fuel operation and maintenance expense due to plant acquisitions and other general expense increases
•	Increased taxes other than income taxes resulting largely from new plant acquisitions as well as increased franchise taxes
•	Increased depreciation expense associated with capital spending at the Utility and the new depreciation rates established in the ETI rate case in July 2012
•
Decreased other income due primarily to lower allowance for equity funds used during construction as significant projects moved into service (Waterford 3 steam generator, Grand Gulf extended power uprate)

•	Increased interest expense due primarily to a higher level of debt outstanding
•	Higher effective income tax rate in 2013, due largely to the net effect of items recorded in 2012

Entergy Wholesale Commodities
•	EWC drivers represent expected variances at the segment level for 2013
•
46 TWh of output for the total fleet, reflecting an approximate 92 percent nuclear capacity factor compared to an 89 percent nuclear capacity factor in 2012; 2013 includes approximately 30- to 35-day scheduled refueling outages at Indian Point 3, Pilgrim and Vermont Yankee in Spring 2013 and Palisades in Fall 2013 (outage days vary depending on the scope of the outage); as of second quarter 2013, the Palisades Fall 2013 refueling outage has been rescheduled to early 2014

•	Assumes full year operations for all nuclear plants
•	$47/MWh average total energy and capacity revenues for EWC-nuclear fleet based on published market prices at the end of September 2012
o	$45/MWh average revenue per MWh on contracted energy volumes, representing 84 percent of planned generation (prepared November 2012)
o	$43/MWh average market price on 16 percent unsold energy volumes (prepared November 2012); as of the end of June 2013, average market energy price for 2013 unsold volumes was approximately $47.5/MWh
o	$2.3/kW-month average capacity revenue under contract on 28 percent capacity (excludes bundled capacity contracts, which are priced within the contracted energy volumes above) (prepared November 2012)
o
$1.8/kW-month average capacity price on 56 percent unsold capacity (prepared November 2012); as of the end of June 2013, average market capacity price for 2013 unsold volumes was approximately $3.9/kW-month

•	$77 million non-nuclear portfolio net revenue based on prices at the end of September 2012
•	Nuclear fuel expense around $6.5/MWh for 2013 compared to approximately $5.9/MWh for 2012
•	Decreased purchased power expense reflected in net revenue
•
Non-fuel operation and maintenance expense, including nuclear refueling outage expenses, around $24.3/MWh reflecting increases in refueling outage amortization for Vermont Yankee following a reduction in 2012 due to the asset impairment, general expense increases and higher costs at RISEC due to higher maintenance outage costs

•
Increased decommissioning expense due to the absence of a reduction in the asset retirement obligation resulting from updated decommissioning cost studies completed in the second quarter 2012, which reduced decommissioning expense in the prior year period

•
Increased depreciation expense on nuclear assets due to higher depreciable plant balances as well as declining useful life of nuclear assets; also contributing was the absence of the third quarter 2012 DOE litigation awards for Indian Point 2 which resulted in a reversal of previously recorded depreciation expense

•	Lower effective income tax rate in 2013

Parent & Other
•	Higher Parent interest expense due largely to higher average debt outstanding
•	Lower income tax expense on Parent & Other activities

Other
•	2013 average fully diluted shares outstanding of approximately 177 million
•	Overall effective income tax rate of 34 percent in 2013, the timing and segment of which may ultimately vary
•	Pension discount rate of 5.1 percent; the final average pension discount rate is 4.36 percent

Earnings guidance for 2013 should be considered in association with earnings sensitivities as shown in Table 9. These sensitivities illustrate the estimated change in operational earnings per share resulting from changes in various revenue and expense drivers. Traditionally, the most significant variables for earnings drivers are retail sales for the Utility and energy prices for EWC. In addition, the operational earnings guidance range for 2013 takes into consideration a number of regulatory initiatives (rate actions on investments) underway across the Utility jurisdictions at the time guidance was initiated.

Estimated annual impacts shown in Table 9 are intended to be indicative rather than precise guidance.

Table 9: 2013 Earnings Sensitivities
(Per share in U.S. $) – Prepared November 2012
Variable	2013 Guidance Assumption	Description of Change	Estimated Annual Impact
Utility
Retail sales growth Residential Commercial / Governmental Industrial	Around 1.25% retail sales growth on a weather adjusted basis	1% change in Residential MWh sold 1% change in Comm / Govt MWh sold 1% change in Industrial MWh sold	- / + 0.05 - / + 0.04 - / + 0.02
Rate base	Growing rate base	$100 million change in rate base	- / + 0.03
Return on equity	Authorized regulatory ROEs	1% change in allowed ROE	- / + 0.41
Non-fuel operation and maintenance expense	Increased due to plant acquisitions and general expenses	1% change in expense	+ / - 0.08
Entergy Wholesale Commodities (f)
Nuclear capacity factor	92% capacity factor	1% change in capacity factor	- / + 0.06
EWC revenue	$47/MWh nuclear revenue; $77M non-nuclear net revenue	$10/MWh market price change	- 0.25 / + 0.49
Total non-fuel operation and maintenance expense	$24.3/MWh non-fuel operation and maintenance expense	1% change in expense	+ / - 0.04
Nuclear Outage (lost revenue only)	92% capacity factor, including refueling outages for four EWC nuclear units	1,000 MW plant for 10 days at average portfolio energy price of $45/MWh for contracted volumes and $43/MWh for unsold volumes in 2013 (assuming no resupply option exercise)	- 0.03 / n/a
Consolidated
Interest expense	Higher debt outstanding balances	1% change in interest rate on $1 billion debt	+ / - 0.03
Pension and other postretirement costs (expense portion only)	Discount rate of 5.1%	0.25% change	- / + 0.07
Effective income tax rate	34% effective income tax rate	1% change in overall effective income tax rate	+ / - 0.08

(f)	Assumes uninterrupted normal operation at all nuclear plants.

VI.	Long-term Financial Outlook

Entergy believes it offers a long-term, competitive utility investment opportunity combined with a valuable option represented by a unique, clean, non-utility generation business located in attractive power markets. Table 10 summarizes the current five-year financial outlook for 2010 through 2014. Entergy also noted that the five-year financial outlook does not reflect the effects of the proposed spin-merge of the transmission business discussed in Appendix A.

Table 10: Long-term Financial Outlook (see Appendix F for definitions of certain measures)
As of July 2013
Category	Long-term Outlook	Assumption

Earnings	Utility net income	Around 6 percent compound annual net income growth rate over the 2010 – 2014 horizon (2009 base year).
Entergy Wholesale Commodities results
Revenue projections through 2014 will experience volatility due to commodity market activities – one of the most important fundamental drivers for this business. At current sold and forward prices with its existing asset portfolio and contracts, EWC is expected to deliver declining adjusted EBITDA for the period through 2014 compared to 2010. However, EWC offers a valuable long-term option from the potential positive effects of economic growth (driving increased load, market heat rates, capacity prices and natural gas prices), aging and unprofitable unit retirements (driving market heat rate expansion and capacity price increases), rationalization of supply and growth of demand in natural gas markets, and impacts from environmental legislation.

	Corporate results	Results will vary depending upon factors including future effective income tax and interest rates and the amount / timing of share repurchases, if any.

Capital Deployment	A balanced capital investment / return program
Entergy continues to see value-added investment opportunities at the Utility that benefit customers, as well as an investment outlook at EWC that supports continued safe, secure and reliable operations and opportunistic investments. Entergy aspires to fund this capital program without issuing traditional common equity, while maintaining a competitive capital return program. Given the company’s financial profile with a mix of utility and non-utility businesses, both common stock dividends and share repurchases will be considered in establishing return of capital policies. Over the five-year period from 2010 – 2014 under the current long-term business outlook, capital deployment through dividends and share repurchases is projected to total around $4 billion. The amount of share repurchases may vary as a result of material changes in business results, capital spending or new investment opportunities.

Credit Quality		Strong liquidity.
Solid credit metrics that support ready access to capital on reasonable terms.

VII.	Appendices

Seven appendices are presented in this section as follows:

•	Appendix A includes information on Entergy’s plan to spin off the Utility transmission business and merge that business with a subsidiary of ITC.
•	Appendix B includes earnings per share variance analysis and detail on special items that relate to the current quarter and year-to-date results.
•	Appendix C provides information on selected pending local and federal Utility regulatory cases and events.
•	Appendix D provides financial metrics for both current and historical periods. In addition, historical financial and operating performance metrics are included for the trailing eight quarters.
•	Appendix E provides a summary of planned capital expenditures for 2013 through 2015.
•	Appendix F provides definitions of the operational performance measures, GAAP and non-GAAP financial measures and abbreviations or acronyms that are used in this release.
•	Appendix G provides a reconciliation of GAAP to non-GAAP financial measures used in this release.

A.	Spin-Merge of Transmission Business

In December 2011, the Entergy and ITC boards of directors approved a definitive agreement under which Entergy will spin off and then merge its electric transmission business with a subsidiary of ITC. The transaction is targeted to close in 2013 and is subject to the satisfaction of certain closing conditions including retail regulatory approvals. Key transaction approvals from ITC shareholders, FERC and the NRC, as well as a private letter ruling from the IRS confirming the tax-free nature of the transaction structure were received in second quarter 2013. Approvals by the Utility operating companies’ retail regulators and the Missouri PSC remain pending. After careful consideration of the input from parties in the retail regulatory proceedings, the Utility operating companies and ITC have proposed a rate mitigation plan.

Appendix A provides a summary of certain pending activities and events.

Appendix A: Regulatory Summary Table for Spin-Merge of Transmission Business (see Appendix F for definitions of certain abbreviations or acronyms)
Proceeding	Pending Activities / Events
Retail Regulators
Recent Activity: To address concerns raised by stakeholders in the retail regulatory proceedings regarding increased customer costs, the Utility operating companies and ITC proposed a rate mitigation plan. Under the plan, the Utility operating companies and ITC have offered an initial five-year period of wholesale rate discounts and retail bill credits as follows:
• EAI customers: $127.5 million

• EGSL and ELL customers: $101.8 million

• EMI customers: $70.8 million

• ENOI customer: $20.0 million

• ETI customers: $67.0 million

Following the first five years after closing of the transaction, the economic and performance benefits of ITC’s ownership will be measured and verified by an independent auditor to determine if they offset the ownership cost increase resulting from ITC’s weighted average cost of capital. If the benefits do exceed such costs, rate mitigation will cease. If they do not, wholesale rate discounts and retail bill credits will continue until they do.

In addition, the Utility operating companies have offered additional retail bill credits to address the effects of moving to a forward test year:
• EAI customers: $6.9 million

• EGSL and ELL customers: $12.6 million

• EMI customers: $6.7 million

• ENOI customer: $0.4 million

• ETI customers: $13.1 million

Lastly, ETI customers will also experience net avoided costs of $10.0 million due to the effects of eliminating transmission cost allocation under the Entergy System Agreement. EGSL and ELL customers will also experience net avoided costs of $16.3 million due to the effects of both eliminating transmission cost allocation under the Entergy System Agreement and moving to MISO’s transmission pricing zone structure.
The total rate mitigation funds for existing Utility operating companies’ customers, wholesale and retail, is $413.4 million plus $39.7 million to address the effects of moving to a forward test year.
Hearings were completed in the PUCT, Missouri PSC and LPSC proceedings in May, June and July, respectively. The ALJs in the PUCT proceeding issued a proposal for decision on July 9, 2013 recommending against approval of the proposed transaction, but noting that if the PUCT approves the transaction, certain conditions should be imposed on ITC and ETI. The proposal for decision did not consider the revised rate mitigation plan proposal outlined above.
Next Steps: An interlocutory appeal is pending at the LPSC with respect to the ALJ’s ruling regarding excluding from evidence the rate mitigation plan proposal outlined above. At the conclusion of the LPSC hearing, the ALJ established a post-hearing procedural schedule that indicates LPSC consideration at the Oct. 16, 2013 B&E meeting instead of the Sept. 18, 2013 meeting in the original schedule. ELL, EGSL and ITC plan to request at the July 31, 2013 B&E meeting that the original consideration date be preserved.
The PUCT is expected to consider ETI’s and ITC’s application at the Aug. 9, 2013 Open Meeting. The jurisdictional deadline for a decision in Texas is Aug. 18, 2013.
The APSC revised the procedural schedule and established additional testimony deadlines. Staff and intervenor supplemental testimony is due Aug. 15, 2013. EAI’s and ITC’s supplemental rebuttal testimony is due Aug. 23, 2013. The deadline for settlement is Aug. 28, 2013. A hearing is scheduled to begin Sept. 4, 2013.
In the MPSC proceeding, a paper hearing is scheduled in August 2013. Rejoinder testimony is due Aug. 12, 2013 in the CCNO proceeding and a hearing is scheduled to commence on Aug. 27, 2013. A decision from the Missouri PSC is pending.

Federal Energy Regulatory Commission
Sections 203, 205 and 305(a) Filings Recent Activity: On June 20, 2013, FERC issued an order approving the Utility operating companies’ and ITC’s Sept. 24, 2012 joint application related to the proposed transaction, subject to the outcome of a hearing or settlement judge procedures on certain rate issues and transaction-related agreements. The hearing is held in abeyance for settlement procedures. The first settlement conference took place in mid-July.
Next Steps: The parties will continue discussions toward reaching settlement of the rate and agreement issues that remain pending. The transaction can close, subject to refund, with these issues pending.

Section 204 Filings Recent Activity: On May 16, 2013, FERC approved Entergy’s applications seeking authorization related to certain debt financings necessary to effectuate the ITC transaction and ITC’s application seeking authorizations related to certain post-closing financings.

Appendix A: Regulatory Summary Table for Spin-Merge of Transmission Business (continued) (see Appendix F for definitions of certain abbreviations or acronyms)
Proceeding	Pending Activities / Events
Internal Revenue Service	Recent Activity: On May 31, 2013, the IRS issued a private letter ruling that certain requirements for the tax-free treatment of the distribution of TransCo have been met.
Nuclear Regulatory Commission	Recent Activity: On May 3, 2013, the NRC approved the license transfer requests and amendments as part of the steps to complete the transaction.
Securities and Exchange Commission
Recent Activity: Entergy filed the Mid South TransCo registration statement on July 24, 2013. The registration statement reflects Entergy’s intent to pursue a combination partial split-off and spin-off prior to the merger of the transmission business with ITC. In a split-off, Entergy shareholders will be offered the opportunity to exchange their Entergy common stock for TransCo common units at a to be determined exchange ratio (as described in the registration statement), subject to an upper limit on the exchange ratio. The terms of the exchange offer (including the number of TransCo units to be offered in the exchange offer, the discount to ITC’s stock price and the upper limit) will be determined immediately prior to the launch of the exchange offer and announced pursuant to a press release. Entergy also retains the option to contribute up to 4.999 percent of ITC shares at closing of the transmission business merger into an exchange trust to offer to exchange for Entergy common stock up to six months after close.
Next Steps: The SEC has 30 days from the filing of the Mid South TransCo registration statement to review and provide comments to Entergy.

Hart-Scott-Rodino Notification	Recent Activity: On Dec. 14, 2012, Entergy and ITC each filed a premerger notification under the HSR Act. The 30-day waiting period required under the HSR Act expired on Jan. 14, 2013.

Additional Information and Where to Find It
ITC filed a registration statement on Form S-4 (Registration No. 333-184073) with the SEC registering the offer and sale of shares of ITC common stock to be issued to Entergy shareholders in connection with the proposed transactions. This registration statement was declared effective by the SEC on Feb. 25, 2013. ITC is also expected to file a post-effective amendment to the above registration statement. ITC shareholders are urged to read the prospectus included in the ITC registration statement (and the post-effective amendment to the ITC registration statement, when available) and any other relevant documents because they contain important information about TransCo and the proposed transactions. In addition, on July 24, 2013, TransCo filed a registration statement on Form S-4/S-1 (Registration No. 333-190094) with the SEC registering the offer and sale of TransCo common units to be issued to Entergy shareholders in connection with the proposed transactions. This registration statement includes a prospectus of TransCo related to the proposed transactions. Entergy will file a tender offer statement on Schedule TO with the SEC related to the exchange of shares of Entergy common stock for the TransCo common units. Entergy shareholders are urged to read the prospectuses included in the ITC registration statement (and the post-effective amendment to the ITC registration statement, when available), the Transco registration statement, the tender offer statement on Schedule TO (when available) and any other relevant documents because they contain important information about ITC, TransCo and the proposed transactions. The registration statements, prospectuses, tender offer statement and other documents relating to the proposed transactions (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov. The documents, when available, can also be obtained free of charge from Entergy upon written request to Entergy Corporation, Investor Relations, P.O. Box 61000, New Orleans, LA 70161 or by calling Entergy’s Investor Relations information line at 1-888-ENTERGY (368-3749), or from ITC upon written request to ITC Holdings Corp., Investor Relations, 27175 Energy Way, Novi, MI 48377 or by calling 248-946-3000.

B.	Variance Analysis and Special Items

Appendix B-1 and Appendix B-2 provide details of second quarter and year-to-date 2013 versus 2012 as-reported and operational earnings variance analysis for Utility, Entergy Wholesale Commodities, Parent & Other and Consolidated.

Appendix B-1: As-Reported and Operational Earnings Per Share Variance Analysis
Second Quarter 2013 vs. 2012
(Per share in U.S. $, sorted in consolidated operational column, most to least favorable)

	Utility			Entergy Wholesale Commodities			Parent & Other			Consolidated
	As- Reported	Opera- tional		As- Reported	Opera- tional		As- Reported	Opera- tional		As- Reported	Opera- tional
2012 earnings	1.72	1.77		0.40	0.40		(0.06)	(0.06)		2.06	2.11
Net revenue	0.76	0.76	(g)	(0.21)	(0.21)	(h)	0.01	0.01		0.56	0.56
Preferred dividend requirements	-	-		-	-		0.01	0.01		0.01	0.01
Other income (deductions) - other	0.01	0.01		(0.01)	(0.01)		-	-		-	-
Taxes other than income taxes	(0.02)	(0.02)		-	-		-	-		(0.02)	(0.02)
Nuclear refueling outage expense	(0.02)	(0.02)		(0.01)	(0.01)		-	-		(0.03)	(0.03)
Interest expense and other charges	(0.03)	(0.03)		-	-		(0.01)	(0.01)		(0.04)	(0.04)
Depreciation / amortization expense	(0.07)	(0.07)	(i)	(0.01)	(0.01)		-	-		(0.08)	(0.08)
Decommissioning expense	-	-		(0.17)	(0.17)	(j)	-	-		(0.17)	(0.17)
Other operation & maintenance expense	(0.24)	(0.21)	(k)	(0.01)	-		(0.01)	(0.01)		(0.26)	(0.22)
Income taxes - other	(1.01)	(1.01)	(l)	0.08	0.08	(m)	(0.18)	(0.18)	(n)	(1.11)	(1.11)
2013 earnings	1.10	1.18		0.06	0.07		(0.24)	(0.24)		0.92	1.01

Appendix B-2: As-Reported and Operational Earnings Per Share Variance Analysis
Year-to-Date 2013 vs. 2012
(Per share in U.S. $, sorted in consolidated operational column, most to least favorable)

	Utility			Entergy Wholesale Commodities			Parent & Other			Consolidated
	As- Reported	Opera- tional		As- Reported	Opera- tional		As- Reported	Opera- tional		As- Reported	Opera- tional
2012 earnings	2.07	2.16		(0.59)	0.67		(0.28)	(0.27)		1.20	2.56
Net revenue	1.17	1.17	(g)	(0.07)	(0.07)	(h)	0.01	0.01		1.11	1.11
Asset impairment	-	-		1.26	-	(o)	-	-		1.26	-
Nuclear refueling outage expense	(0.03)	(0.03)		0.01	0.01		-	-		(0.02)	(0.02)
Other income (deductions) - other	(0.03)	(0.03)		(0.01)	(0.01)		-	-		(0.04)	(0.04)
Interest expense and other charges	(0.06)	(0.06)	(p)	0.02	0.02		(0.03)	(0.03)		(0.07)	(0.07)
Taxes other than income taxes	(0.06)	(0.06)	(q)	(0.01)	(0.01)		-	-		(0.07)	(0.07)
Depreciation / amortization expense	(0.15)	(0.15)	(i)	-	-		-	-		(0.15)	(0.15)
Decommissioning expense	-	-		(0.17)	(0.17)	(j)	-	-		(0.17)	(0.17)
Other operation & maintenance expense	(0.34)	(0.31)	(k)	(0.01)	-		(0.01)	(0.02)		(0.36)	(0.33)
Income taxes - other	(0.78)	(0.78)	(l)	0.09	0.09	(m)	(0.18)	(0.18)	(n)	(0.87)	(0.87)
2013 earnings	1.79	1.91		0.52	0.53		(0.49)	(0.49)		1.82	1.95

(g)
The current quarter and year-to-date increases reflect a regulatory charge recorded in the second quarter of last year which was associated with the agreement to share income tax benefits resulting from an IRS agreement [discussed in (l) below]. Pricing factors also contributed to the increases. Net revenue reflected the net effect of pricing adjustments from regulatory actions, primarily from placing the Grand Gulf extended power uprate, Waterford 3 steam generator replacement and the Hinds and Hot Spring power plant acquisitions in service. The ETI 2012 rate case order and the EAI energy efficiency rider also contributed. A portion of the net revenue increases was for recovery of costs below the net revenue line including non-fuel operation and maintenance expense, depreciation expense and taxes other than income taxes. These increases were partially offset by lower retail sales volume.

Utility Net Revenue Variance Analysis 2013 vs. 2012 ($ EPS)
	Second Quarter	Year-to-Date
Weather	(0.10)	(0.03)
Sales growth / pricing	0.29	0.60
Regulatory agreement	0.57	0.57
Other	-	0.03
Total	0.76	1.17

(h)
The current quarter decrease was due to several factors. Nuclear generation declined due to an increase in refueling and unplanned outage days. Realized price for EWC’s nuclear business also declined, driven by lower energy pricing which was partially offset by higher capacity pricing. Unfavorable effects of lower power prices on electricity derivative instruments that are not designated as hedges also contributed. The year-to-date decrease was largely due to an increase in refueling and unplanned outage days as well as the effects of lower power prices on electricity derivative instruments that are not designated as hedges. The year-to-date decrease was partially offset by higher nuclear energy and capacity pricing.

(i)
The current quarter and year-to-date decreases were due primarily to additions to plant in service, including the Grand Gulf extended power uprate, the Waterford 3 steam generator replacement and the Hinds and Hot Spring power plant acquisitions. Higher depreciation rates at ETI resulting from the 2012 rate case order also contributed.

(j)
Decreases in the current quarter and year-to-date periods reflected reductions in the asset retirement obligation recorded in the second quarter of the prior year, which factored in, among other things, an updated decommissioning cost study for the Pilgrim Nuclear Power Station, and reduced decommissioning expense.

(k)
The current quarter and year-to-date decreases were attributable to several factors, including increased spending on fossil plant outages; higher nuclear spending, including costs related to the generator stator accident at ANO and higher compensation and benefits costs (largely post-employment benefits). Higher fossil plant spending associated with the Hinds and Hot Spring power plant acquisitions and higher energy efficiency costs at EAI, which are offset in net revenue as discussed in (g) above, also contributed. The as-reported decreases included an increase in expenses incurred in connection with the planned spin-merge of the transmission business compared to 2012 and HCM implementation expenses in second quarter 2013.

(l)
The current quarter and year-to-date decreases were due primarily to an item recorded in the prior year. Second quarter 2012 included a decrease in income tax expense resulting from an agreement reached with the IRS associated with certain storm costs financings in Louisiana. The year-to-date decrease was partially offset by the first quarter 2012 write off of an EGSL regulatory asset for income taxes to align the regulatory treatment of income taxes associated with certain items (primarily pension expense) and the financial accounting treatment of those taxes.

(m)	Increases in the current quarter and year-to-date were due primarily to a state income tax benefit of approximately $17 million recorded in the second quarter 2013.

(n)
The current quarter and year-to-date decreases were due largely to an item recorded in the prior year - a favorable decision received in June 2012 from the U.S. Court of Appeals for the Fifth Circuit affirming Entergy’s entitlement to claim foreign tax credits for the U.K. Windfall Tax.

(o)
The year-to-date as-reported increase was due to an item recorded in the prior year. In first quarter 2012, an impairment charge was recorded to write down the carrying values of Vermont Yankee and related assets to their fair value, in accordance with GAAP.

(p)	The year-to-date decrease was due primarily to higher debt balances as well as lower allowance for funds used during construction due to completion of several major projects in mid- to late-2012.

(q)
The year-to-date decrease was due primarily to an increase in ad valorem taxes resulting from 2013 higher assessments as well as an increase in local franchise taxes resulting from higher residential and commercial revenues compared to the prior year.

Appendix B-3 lists special items by business with quarter-to-quarter and year-to-year comparisons. Amounts are shown on both an earnings per share basis and a net income basis. Special items are those events that are not routine. Special items are included in as-reported earnings per share consistent with GAAP, but are excluded from operational earnings per share. As a result, operational earnings per share is considered a non-GAAP measure.

Appendix B-3: Special Items (shown as positive / (negative) impact on earnings)
Second Quarter and Year-to-Date 2013 vs. 2012
(Per share in U.S. $)
	Second Quarter			Year-to-Date
	2013	2012	Change	2013	2012	Change
Utility
Transmission business spin-merge expenses	(0.07)	(0.05)	(0.02)	(0.11)	(0.09)	(0.02)
HCM implementation expenses	(0.01)	-	(0.01)	(0.01)	-	(0.01)
Total Utility	(0.08)	(0.05)	(0.03)	(0.12)	(0.09)	(0.03)

Entergy Wholesale Commodities
Vermont Yankee asset impairment	-	-	-	-	(1.26)	1.26
HCM implementation expenses	(0.01)	-	(0.01)	(0.01)	-	(0.01)
Total Entergy Wholesale Commodities	(0.01)	-	(0.01)	(0.01)	(1.26)	1.25

Parent & Other
Transmission business spin-merge expenses	-	-	-	-	(0.01)	0.01

Total Special Items	(0.09)	(0.05)	(0.04)	(0.13)	(1.36)	1.23

(U.S. $ in millions)
	Second Quarter			Year-to-Date
	2013	2012	Change	2013	2012	Change
Utility
Transmission business spin-merge expenses	(12.2)	(9.9)	(2.3)	(18.4)	(15.7)	(2.7)
HCM implementation expenses	(2.7)	-	(2.7)	(2.7)	-	(2.7)
Total Utility	(14.9)	(9.9)	(5.0)	(21.1)	(15.7)	(5.4)

Entergy Wholesale Commodities
Vermont Yankee asset impairment	-	-	-	-	(223.5)	223.5
HCM implementation expenses	(1.1)	-	(1.1)	(1.1)	-	(1.1)
Total Entergy Wholesale Commodities	(1.1)	-	(1.1)	(1.1)	(223.5)	222.4

Parent & Other
Transmission business spin-merge expenses	-	0.3	(0.3)	-	(1.0)	1.0

Total Special Items	(16.0)	(9.6)	(6.4)	(22.2)	(240.2)	218.0

C.	Regulatory Summary

Appendix C provides a summary of selected regulatory cases and events that are pending.

Appendix C: Regulatory Summary (see Appendix F for definitions of certain abbreviations or acronyms)
Company	Pending Cases / Events
Retail Regulation
Entergy Arkansas Authorized ROE: 10.2% Last Filed Rate Base: see next column
Rate Case Recent Activity / Next Steps: Discovery is in progress. Staff and intervenor direct testimony is due Aug. 2, 2013. Hearings are scheduled to begin Oct. 22, 2013. New rates are expected to become effective January 2014.
Rate Case Background: On March 1, 2013, EAI filed a rate case reflecting a requested ROE of 10.4 percent and based on a test year period ending Dec. 31, 2012 with known and measurable changes through Dec. 31, 2013. In the primary scenario assuming only the transition to MISO, EAI is requesting a rate increase of $174 million based on rate base of $5.0 billion. The alternate scenario, which assumes completion of the spin-merge of the transmission business with ITC, reflects a $218 million rate increase request based on rate base of $4.3 billion. Both scenarios propose a capacity cost recovery rider and a rider to recover costs associated with MISO and ITC (if the ITC transaction is completed).

Entergy Gulf States Louisiana
Authorized ROE Range:
9.9% - 11.4% (electric)
9.45% - 10.45% (gas)
Last Filed Rate Base: see next column for electric
$0.05 billion (gas) filed 1/13 based on 9/30/12 test yr

Rate Case Recent Activity / Next Steps: Discovery is in progress. EGSL and ELL are seeking LPSC review of an ALJ ruling denying a motion to consolidate the ELL and EGSL rate cases. As part of the filing, EGSL and ELL requested a 60-day delay in the procedural schedule. The matter is on the agenda for the July 31, 2013 B&E meeting. On July 26, 2013, the ALJ granted an intervenor motion to temporarily suspend the current testimony deadlines pending the appeal decision. New rates are expected to become effective in April 2014.
Rate Case Background: On Feb. 15, 2013, EGSL filed an electric rate case reflecting a requested ROE of 10.4 percent and based on a test year period ending June 30, 2012 with known and measurable changes through Dec. 31, 2013. In the scenario that assumes that both the MISO transition and the proposed spin-merge of the transmission business with ITC are completed, EGSL is requesting a rate increase of $28 million based on rate base of $2.1 billion. The alternate scenario, which assumes only the transition to MISO, reflects a $24 million rate increase request based on rate base of $2.7 billion. Both scenarios propose a new transmission rider, continuation of the capacity rider and a new three-year FRP for 2013 - 2015 test years. The proposed FRP reflects a bandwidth of +/- 75 basis points and 60 percent / 40 percent sharing between customers and the company.
Other Recent Activity: On May 21, 2013, the LPSC approved an uncontested settlement resolving the LPSC’s review of the authorized ROE for EGSL’s gas operations. The settlement extends EGSL’s current Gas Rate Stabilization Plan for an additional three-year term with a revised ROE midpoint of 9.95 percent and a bandwidth of +/- 50 basis points.

Entergy Louisiana Authorized ROE Range: 9.45% - 11.05% Last Filed Rate Base: see next column
LPSC Rate Case Recent Activity / Next Steps: Discovery is in progress. EGSL and ELL are seeking LPSC review of an ALJ ruling denying a motion to consolidate the ELL and EGSL rate cases. As part of the filing, EGSL and ELL requested a 60-day delay in the procedural schedule. The matter is on the agenda for the July 31, 2013 B&E meeting. On July 26, 2013, the ALJ granted an intervenor motion to temporarily suspend the current testimony deadlines pending the appeal decision. New rates are expected to become effective in April 2014.
LPSC Rate Case Background: On Feb. 15, 2013, ELL filed a rate case reflecting a requested ROE of 10.4 percent and based on a test year period ending June 30, 2012 with known and measurable changes through Dec. 31, 2013. In the scenario that assumes that both the MISO transition and the proposed spin-merge of the transmission business with ITC are completed, ELL is requesting a rate increase of $168 million based on rate base of $3.8 billion. The alternate scenario, which assumes only the transition to MISO, reflects a $144 million rate increase request based on rate base of $4.5 billion. Both scenarios propose a new transmission rider, continuation of the capacity rider and a new three-year FRP for 2013 - 2015 test years. The proposed FRP reflects a bandwidth of +/- 75 basis points and 60 percent / 40 percent sharing between customers and the company.
Other Recent Activity: Discovery is in progress in ELL’s rate case for its Algiers territory, which is regulated by the CCNO. ELL is requesting a rate increase of $13 million (phased in over three years), including a 10.4 percent ROE and an FRP mechanism identical to the ELL request. Advisors direct testimony is due Nov. 11, 2013. Hearings are scheduled for April 2014. New rates are expected to become effective in second quarter 2014.

Entergy Mississippi Authorized ROE Range: 9.76% - 11.83% (per 4/13 revised FRP filing) Last Filed Rate Base: $1.7 billion filed 4/13 based on 12/31/12 test yr
Recent Activity: On April 30, 2013, EMI filed its revised evaluation report for the 2012 test year. The revised filing reflected a 7.91 percent earned ROE, which was below the bandwidth of 9.76 to 11.83 percent. The calculated 10.8 percent FRP midpoint ROE included the benefit of a 0.74 percent performance incentive. On June 6, 2013, EMI and Staff filed a stipulation resolving EMI’s 2012 test year FRP. Without agreeing to any specific disallowances, the stipulation provides for a $22.3 million rate increase, which equates to an 8.96 percent earned ROE. MPSC consideration of the stipulation is pending.
Background: EMI’s FRP includes an annual redetermination of the benchmark ROE based on a formula tied to interest rates and equity risk premiums, with an adjustment based upon performance ratings. Returns inside the bandwidth result in no change in rates while returns outside the bandwidth reset rates prospectively to or within the bandwidth depending on performance, subject to a 4 percent revenue limit. The annual filing occurs each March with rates effective each June (if no hearing) or July (if hearing). EMI’s FRP does not have an expiration date.

Entergy New Orleans Authorized ROE Range: 10.7% - 11.5% (electric) 10.25% - 11.25% (gas) Last Filed Rate Base: $0.3 billion (electric) and $0.09 billion (gas) filed 5/12 based on 12/31/11 test yr
Recent Activity: The CCNO revised the procedural schedule to resolve the remaining disputed items in the 2011 test year FRP. The hearing is now scheduled in August 2013. ENOI is also in discussions with the CCNO Advisors and intervenors regarding a possible settlement of the 2011 test year FRP and possible extension of the FRP, which would require CCNO approval. ENOI currently plans to file a base rate case in 2014, based on a 2013 test year. The rate case filing was a condition in CCNO’s approval of a PPA for ENOI’s 20 percent participation in ELL’s Ninemile 6 CCGT under construction.
Background: A three-year FRP beginning with the 2009 test year was adopted in April 2009. Key provisions include an 11.1 percent electric ROE with a +/- 40 basis points bandwidth and a 10.75 percent gas ROE with a +/- 50 basis points bandwidth. Earnings outside the bandwidth reset to the midpoint ROE. Rates change on a prospective basis depending on whether ENOI is over- or under-earning. The FRP also includes a recovery mechanism for CCNO-approved capacity additions plus provisions for extraordinary cost changes and force majeure.
In October 2012, ENOI implemented, subject to refund pending resolution of remaining disputed items, rate changes reflected in its revised evaluation report for the 2011 test year FRP. The ROEs reflected in the revised report were 9.57 percent earned ROE for electric (which is below the bandwidth, resulting in a $4.9 million electric base revenue increase) and a 10.83 percent earned ROE for gas (which is within the bandwidth, resulting in no change in gas base rates).

Appendix C: Regulatory Summary (continued) (see Appendix F for definitions of certain abbreviations or acronyms)
Company	Pending Cases / Events
Retail Regulation
Entergy Texas Authorized ROE: 9.8% Last Filed Rate Base: $1.7 billion filed 11/11 based on 6/30/11 adjusted test yr
Recent Activity: At the May 9, 2013 open meeting, the PUCT approved a Purchased Power Capacity Rider. In June 2013, ETI withdrew its application seeking special circumstances recovery of prior capacity costs, without prejudice to seek in future proceedings. ETI currently plans to file a rate case in third quarter 2013.
Background: ETI implemented a $27.7 million overall retail rate increase effective July 2012 pursuant to a final PUCT order authorizing an allowed ROE of 9.8 percent. On Nov. 28, 2012 and Jan. 11, 2013, ETI filed appeals of the PUCT final order and order on rehearing, respectively, in Travis County district court. The appeals remain pending.

Wholesale Regulation
System Energy Resources, Inc. ROE and last calculated rate base: see next column	Recent Activity: None. Background: 10.94 percent ROE approved by July 2001 FERC order. Last Calculated Rate Base: $1.5 billion for June 30, 2013 monthly cost of service.
Transmission, Proposal to Join MISO and System Agreement Authorized ROE: 11.0% (r) Last Filed OATT Rate Base: $2.5 billion (s) filed 5/13 based on 12/31/12 test year
Proposal to Join MISO Recent Activity: On June 18, 2013, a hearing was held on EAI’s filing seeking confirmation from the Missouri PSC that it has no jurisdiction over EAI's proposal to join MISO or, in the alternative, requesting the Missouri PSC find that EAI joining MISO is not detrimental to the public interest in Missouri. A Missouri PSC decision is pending. The Utility operating companies continue to target joining MISO in December 2013.
Background: Between June 2012 and April 2013, the LPSC, PUCT, APSC, CCNO and MPSC each issued orders approving, subject to certain conditions, the Utility operating companies’ requests for MISO membership.

System Agreement Recent Activity: A hearing was held in May 2013 in the FERC proceeding regarding calculations for re-pricing wholesale opportunity sales of energy by EAI to third parties for the period 2000 through 2009. An initial decision is expected in August 2013.
Background: On June 21, 2012, FERC issued an order relating to an LPSC complaint involving Entergy’s accounting for wholesale opportunity sales of energy by EAI to third parties during the period 2000 through 2009. The order found that, although the sales at issue were permitted under the System Agreement and were made and priced in good faith, the after-the-fact accounting methodology used to determine the cost of the energy used to supply the sales was inconsistent with the System Agreement. The Utility operating companies’ request for rehearing remains pending.
The June 2012 FERC decision established further hearing procedures to determine the calculations. In September and October 2012, the Utility operating companies submitted testimony that included a proposed illustrative re-run of intra-system bills for 2003, 2004 and 2006 (the three years with the highest volume of opportunity sales) consistent with the directives in FERC’s order. The proposed illustrative re-run of intra-system bills shows that the potential cost for EAI would be up to $12 million for those three years, and the potential benefit would be significantly less than that for each of the other Utility operating companies; effects to other System Agreement pricing schedules may offset these costs and benefits. On Dec. 21, 2012, the LPSC filed testimony concluding that EAI should refund approximately $75 million to the other Utility operating companies for those three years. On Feb. 1, 2013, FERC Staff and certain intervenors filed testimony in the proceeding taking positions on the opposing calculations proposed by the LPSC and the Utility operating companies. In April 2013, the Utility operating companies filed rebuttal testimony, including a revised illustrative rerun of the intra-system bills for the three years. The revised calculation resulted in an increase in the potential cost for EAI over those three years of $2.3 million compared to prior submissions. No payments will be made or received by the Utility operating companies until a decision is issued by FERC in this phase of the proceeding.

(r)	Applies to sales made under Entergy’s FERC OATT.
(s)	Reflects transmission rate base in Entergy’s FERC OATT filing, which is also included in the rate base figures for each of the Utility operating companies shown above.

D.	Financial and Historical Performance Measures

Appendix D-1 provides comparative financial performance measures for the current quarter. Appendix D-2 provides historical financial performance measures and operating performance metrics for the trailing eight quarters. Financial performance measures in both tables include those calculated and presented in accordance with GAAP, as well as those that are considered non-GAAP measures.

As-reported measures are computed in accordance with GAAP as they include all components of net income, including special items. Operational measures are non-GAAP measures as they are calculated using operational net income, which excludes the impact of special items. A reconciliation of operational measures to as-reported measures is provided in Appendix G.

Appendix D-1: GAAP and Non-GAAP Financial Performance Measures
Second Quarter 2013 vs. 2012 (see Appendix F for definitions of certain measures)

For 12 months ending June 30	2013	2012	Change
GAAP Measures
Return on average invested capital – as-reported	5.9%	6.2%	(0.3%)
Return on average common equity – as-reported	10.5%	11.3%	(0.8%)
Cash flow interest coverage	5.8	7.2	(1.4)
Book value per share	$52.03	$50.96	$1.07
End of period shares outstanding (millions)	178.2	177.2	1.0

Non-GAAP Measures
Return on average invested capital – operational	6.1%	7.4%	(1.3%)
Return on average common equity – operational	10.9%	14.2%	(3.3%)

As of June 30 ($ in millions)	2013	2012	Change
GAAP Measures
Cash and cash equivalents	311	283	28
Revolver capacity	3,819	2,762	1,057
Commercial paper outstanding	947	-	947
Total debt	13,747	12,533	1,214
Securitization debt	927	1,020	(93)
Debt to capital ratio	59.0%	57.4%	1.6%
Off-balance sheet liabilities:
Debt of joint ventures – Entergy’s share	89	92	(3)
Leases – Entergy’s share	505	508	(3)
Total off-balance sheet liabilities	594	600	(6)

Non-GAAP Measures
Debt to capital ratio, excluding securitization debt	57.3%	55.3%	2.0%
Gross liquidity	4,130	3,045	1,085
Net debt to net capital ratio, excluding securitization debt	56.7%	54.7%	2.0%
Net debt to net capital ratio including off-balance sheet liabilities, excluding securitization debt	57.8%	56.0%	1.8%

Appendix D-2: Historical Performance Measures (see Appendix F for definitions of certain measures)
3Q11	4Q11	1Q12	2Q12	3Q12	4Q12	1Q13	2Q13	13YTD	12YTD
Financial
EPS – as-reported ($)	3.53	0.87	(0.86)	2.06	1.89	1.66	0.90	0.92	1.82	1.20
Less – special items ($)	-	(0.07)	(1.30)	(0.05)	(0.06)	(0.06)	(0.04)	(0.09)	(0.13)	(1.36)
EPS – operational ($)	3.53	0.94	0.44	2.11	1.95	1.72	0.94	1.01	1.95	2.56
Trailing twelve months
ROIC – as-reported (%)	8.2	8.0	6.0	6.2	4.8	5.5	6.9	5.9
ROIC – operational (%)	8.2	8.0	7.2	7.4	6.0	6.6	7.0	6.1
ROE – as-reported (%)	16.1	15.4	10.8	11.3	7.8	9.3	12.8	10.5
ROE – operational (%)	16.1	15.6	13.6	14.2	10.7	12.2	13.2	10.9
Cash flow interest coverage	6.6	7.1	7.5	7.2	6.8	6.1	5.9	5.8
Debt to capital ratio (%)	57.3	57.3	57.9	57.4	57.7	58.7	58.7	59.0
Debt to capital ratio, excluding securitization debt (%)	55.1	55.0	55.7	55.3	55.7	56.9	56.9	57.3
Net debt to net capital ratio, excluding securitization debt (%)	52.8	53.5	54.2	54.7	54.1	55.8	56.3	56.7
Utility
GWh billed
Residential	12,376	7,274	7,760	7,940	11,605	7,360	8,344	7,377	15,721	15,700
Commercial & Governmental	9,344	7,270	6,992	7,753	9,101	7,313	7,005	7,267	14,272	14,745
Industrial	11,024	10,130	9,958	10,408	10,748	10,067	9,868	10,357	20,225	20,366
Wholesale	1,038	1,090	732	836	833	798	630	590	1,219	1,568
Non-fuel O&M expense per MWh (t)	$14.93	$21.99	$20.08	$19.94	$16.66	$22.19	$21.02	$23.44	$22.22	$20.01
Entergy Wholesale Commodities
Owned Capacity in MW	6,016	6,599	6,612	6,612	6,612	6,612	6,612	6,612	6,612	6,612
GWh billed	11,255	11,121	11,281	11,674	12,002	11,221	10,387	11,172	21,559	22,955
Net revenue ($ millions)	542	504	452	444	495	463	493	383	876	895
Operational adjusted EBITDA ($ millions)	241	193	144	127	185	161	194	61	255	272
Avg realized revenue per MWh	$56.02	$52.48	$49.29	$48.27	$51.88	$50.56	$58.66	$47.36	$52.80	$48.77
Non-fuel O&M expense per MWh (t)	$23.71	$24.61	$23.93	$24.07	$23.15	$23.52	$25.22	$25.69	$25.46	$24.00
EWC Nuclear Operational Measures
Capacity factor (%)	98	93	88	85	90	90	83	82	82	87
GWh billed	10,645	10,367	9,838	10,426	10,480	10,298	9,246	9,789	19,035	20,264
Avg realized revenue per MWh	$56.07	$53.00	$50.32	$48.67	$52.27	$49.88	$57.82	$46.40	$51.95	$49.47
Production cost per MWh	$24.92	$25.92	$25.85	$26.61	$26.14	$26.18	$25.94	$29.16	$27.54	$26.22

(t)
Excludes effect of special items: the proposed spin-merge of the transmission business at Utility (2012 and 2013 quarterly and year-to-date periods), HCM implementation expenses (second quarter and year-to-date 2013) at Utility and EWC and the impairment of the Vermont Yankee plant at EWC (first quarter and year-to-date 2012).

E.	Planned Capital Expenditures

The capital plan for 2013 through 2015 anticipates $6.7 billion for investment, including $3.3 billion of maintenance capital, as shown in Appendix E. EWC planned maintenance capital includes capital investment for non-nuclear plants, which can vary from year to year depending on planned maintenance and generation and other technical milestones.

The $3.4 billion in other capital commitments is for specific investments and initiatives such as:
•
Utility: the Utility’s portfolio transformation investment of $0.5 billion for ELL’s Ninemile 6 new CCGT project, approximately $0.3 billion for environmental compliance projects (included in generation) and transmission other capital of approximately $0.7 billion. Total transmission investment, including maintenance capital, is approximately $1.4 billion including spending to support the Utility’s plan to join the MISO RTO in December 2013.

•
Entergy Wholesale Commodities: other capital commitments reflect significant projects required to continue the operation of the current generation fleet including dry cask storage, nuclear license renewal efforts, component replacement and identified repairs across the nuclear fleet, NYPA value sharing (including the last payment to be made in January 2015 for 2014 generation) and potential wedgewire screens at the Indian Point site.

Estimated capital expenditures are subject to periodic review and modification, and actual spending may vary based on a number of factors. The capital plan described in Appendix E does not include significant capital for potential projects to satisfy NRC post-Fukushima requirements. The current preliminary cost estimate for post-Fukushima requirements is approximately $265 million for the Utility, including approximately $230 million in capital and approximately $35 million in one-time operation and maintenance expenses, and approximately $345 million for Entergy Wholesale Commodities, including approximately $290 million in capital and approximately $55 million in one-time operation and maintenance expenses. These costs are expected to be incurred over the 2012 through 2018 time period, and do not include any amounts for filtered vents, for which the NRC initiated a rulemaking in first quarter 2013, or any future NRC requirements (e.g., Tier 2 and 3 activities). The capital plan also does not reflect the expected delay in spending associated with potential wedgewire screens at the Indian Point site.

The capital plan also does not reflect the effects of the proposed spin-off and merger of the transmission business with ITC discussed in Appendix A.

Appendix E: 2013 – 2015 Capital Expenditure Plan
($ in millions) – Prepared February 2013

	2013	2014	2015	Total
Maintenance capital
Utility
Generation	133	127	135	395
Transmission	253	229	202	684
Distribution	504	494	489	1,487
Other	97	107	105	309
Utility Total	987	957	931	2,875
Entergy Wholesale Commodities	108	131	176	415
Maintenance capital subtotal	1,095	1,088	1,107	3,290
Other capital commitments
Utility
Generation	716	415	392	1,523
Transmission	162	240	303	705
Distribution	45	21	16	82
Other	92	88	92	272
Utility Total	1,015	764	803	2,582
Entergy Wholesale Commodities	257	242	281	780
Other capital commitments subtotal	1,272	1,006	1,084	3,362
Total Planned Capital Expenditures	2,367	2,094	2,191	6,652

F.	Definitions

Appendix F provides definitions of certain operational performance measures, as well as GAAP and non-GAAP financial measures, all of which are referenced in this release. Non-GAAP measures are included in this release to provide metrics that remove the effect of financial events that are not routine, from commonly used financial metrics.

Appendix F: Definitions of Operational Performance Measures, GAAP and Non-GAAP Financial Measures and Abbreviations or Acronyms
Utility Operational Performance Measures
GWh billed	Total number of GWh billed to all retail and wholesale customers
Non-fuel O&M expense per MWh	Operation, maintenance and refueling expenses per MWh of billed sales, excluding fuel, fuel-related expenses and purchased power
Number of retail customers	Number of customers at end of period
Entergy Wholesale Commodities Operational Performance Measures
Net revenue	Operating revenue less fuel, fuel related expenses and purchased power
Owned capacity
Installed capacity owned and operated by EWC, including investments in wind generation accounted for under the equity method of accounting; EWC acquired RISEC, a 583 MW natural gas-fired combined-cycle generating plant, on Dec. 20, 2011

GWh billed	Total number of GWh billed to customers, excluding investments in wind generation accounted for under the equity method of accounting
Average realized revenue per MWh	As-reported revenue per MWh billed, excluding revenue from the amortization of the Palisades below-market PPA and/or investments in wind generation accounted for under the equity method of accounting
Non-fuel O&M expense per MWh
Operation, maintenance and refueling expenses per MWh billed, excluding fuel, fuel-related expenses and purchased power and investments in wind generation accounted for under the equity method of accounting

Capacity factor	Normalized percentage of the period that the nuclear plants generate power
Production cost per MWh	Fuel and non-fuel operation and maintenance expenses according to accounting standards that directly relate to the production of electricity per MWh (based on net generation)
Refueling outage days	Number of days lost for scheduled refueling outage during the period
Planned TWh of generation
Amount of output expected to be generated by EWC resources considering plant operating characteristics, outage schedules and expected market conditions which impact dispatch, assuming uninterrupted normal operations at all plants and timely renewal of plant operating licenses; non-nuclear also includes purchases from affiliated and non-affiliated counterparties under long-term contracts and excludes energy and capacity from EWC’s wind investment accounted for under the equity method of accounting and Ritchie

Percent of planned generation under contract
Percent of planned generation output sold or purchased forward under contracts, forward physical contracts, forward financial contracts or options that mitigate price uncertainty (consistent with assumptions used in earnings guidance) that may or may not require regulatory approval or approval of transmission rights

Unit-contingent	Transaction under which power is supplied from a specific generation asset; if the asset is not operating, seller is generally not liable to buyer for any damages
Unit-contingent with availability guarantees
Transaction under which power is supplied from a specific generation asset; if the asset is not operating, seller is generally not liable to buyer for any damages, unless the actual availability over a specified period of time is below an availability threshold specified in the contract

Firm LD
Transaction that requires receipt or delivery of energy at a specified delivery point (usually at a market hub not associated with a specific asset) or settles financially on notional quantities; if a party fails to deliver or receive energy, defaulting party must compensate the other party as specified in the contract; a portion of which may be capped through the use of risk management products

Offsetting positions	Transactions for the purchase of energy, generally to offset a Firm LD transaction
Cost-based contracts
Contracts priced in accordance with cost-based rates, a ratemaking concept used for the design and development of rate schedules to ensure that the filed rate schedules recover only the cost of providing the service; these contracts are on owned non-utility resources located within Entergy’s utility service territory, which do not operate under market-based rate authority

Planned net MW in operation
Amount of installed capacity to generate power and/or sell capacity; non-nuclear also includes purchases from affiliated and non-affiliated counterparties under long-term contracts and excludes energy and capacity from EWC’s wind investment accounted for under the equity method of accounting and Ritchie

Percent of capacity sold forward	Percent of planned qualified capacity sold to mitigate price uncertainty under physical or financial transactions
Bundled capacity and energy contracts	A contract for the sale of installed capacity and related energy, priced per megawatt-hour sold
Capacity contracts	A contract for the sale of the installed capacity product in regional markets managed by ISO New England and the New York Independent System Operator

Appendix F: Definitions of Operational Performance Measures, GAAP and Non-GAAP Financial Measures and Abbreviations or Acronyms (continued)
Entergy Wholesale Commodities Operational Performance Measures (continued)
Average revenue per MWh on contracted volumes
Revenue on a per unit basis at which generation output reflected in contracts is expected to be sold to third parties (including offsetting positions) at the minimum contract prices and at forward market prices at a point in time, given existing contract or option exercise prices based on expected dispatch or capacity, excluding the revenue associated with the amortization of the below-market PPA for Palisades; revenue will fluctuate due to factors including market price changes affecting revenue received on puts, collars and call options, positive or negative basis differentials, option premiums and market prices at the time of option expiration, costs to convert firm LD to unit-contingent and other risk management cost; also, excludes payments owed under the value sharing agreements, if any

Average revenue under contract per kW per month (applies to capacity contracts only)	Revenue on a per unit basis at which capacity is expected to be sold to third parties, given existing contract prices and/or auction awards
Expected sold and market total revenue per MWh
Total energy and capacity revenue on a per unit basis at which total planned generation output and capacity is expected to be sold given contract terms and market prices at a point in time, including estimates for market price changes affecting revenue received on puts, collars and call options, positive or negative basis differentials, option premiums and market prices at time of option expiration, costs to convert Firm LD to unit-contingent and other risk management cost, excluding the revenue associated with the amortization of the below market power purchase agreement for Palisades; also excludes payments owed under value sharing agreements, if any

Financial Measures – GAAP
Return on average invested capital – as-reported	12-months rolling net income attributable to Entergy Corporation (Net Income) adjusted to include preferred dividends and tax-effected interest expense divided by average invested capital
Return on average common equity – as-reported	12-months rolling Net Income divided by average common equity
Cash flow interest coverage	12-months cash flow from operating activities plus 12-months rolling interest paid, divided by interest expense
Book value per share	Common equity divided by end of period shares outstanding
Revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers
Total debt	Sum of short-term and long-term debt, notes payable and commercial paper and capital leases on the balance sheet less non-recourse debt, if any
Debt of joint ventures - Entergy’s share	Debt issued by business joint ventures at EWC
Leases - Entergy’s share	Operating leases held by subsidiaries capitalized at implicit interest rate
Debt to capital ratio	Total debt divided by total capitalization
Securitization debt
Debt associated with securitization bonds issued to recover storm costs from hurricanes Rita, Ike and Gustav at ETI; the 2009 ice storm at EAI and investment recovery of costs associated with the cancelled Little Gypsy repowering project at ELL

Financial Measures – Non-GAAP
Operational earnings	As-reported Net Income adjusted to exclude the impact of special items
Adjusted EBITDA
Earnings before interest, income taxes, depreciation and amortization and interest and investment income excluding decommissioning expense and other than temporary impairment losses on decommissioning trust fund assets

Operational adjusted EBITDA	Adjusted EBITDA excluding effects of special items
Return on average invested capital – operational	12-months rolling operational Net Income adjusted to include preferred dividends and tax-effected interest expense divided by average invested capital
Return on average common equity – operational	12-months rolling operational Net Income divided by average common equity
Gross liquidity	Sum of cash and revolver capacity
Debt to capital ratio, excluding securitization debt	Total debt divided by total capitalization, excluding securitization debt
Net debt to net capital ratio, excluding securitization debt	Total debt less cash and cash equivalents divided by total capitalization less cash and cash equivalents, excluding securitization debt
Net debt to net capital ratio, including off-balance sheet liabilities, excluding securitization debt
Sum of total debt and off-balance sheet debt less cash and cash equivalents divided by sum of total capitalization and off-balance sheet debt less cash and cash equivalents, excluding securitization debt

Appendix F: Definitions of Operational Performance Measures, GAAP and Non-GAAP Financial Measures and Abbreviations or Acronyms (continued)
Abbreviations or Acronyms
ALJ	Administrative Law Judge
ANO	Arkansas Nuclear One nuclear power plant
APSC	Arkansas Public Service Commission
B&E	LPSC Business and Executive session
CCGT	Combined cycle gas turbine power plant
CCNO	Council of the City of New Orleans
CT	Central time
DOE	U.S. Department of Energy
EAI	Entergy Arkansas, Inc.
EGSL	Entergy Gulf States Louisiana, L.L.C.
ELL	Entergy Louisiana, LLC
EMI	Entergy Mississippi, Inc.
ENOI	Entergy New Orleans, Inc.
ETI	Entergy Texas, Inc.
EWC	Entergy Wholesale Commodities
FERC	Federal Energy Regulatory Commission
FRP	Formula rate plan
GAAP	Generally accepted accounting principles
HCM	Human Capital Management strategic imperative
HSR	Hart-Scott-Rodino Antitrust Improvements Act
ICAP	Installed capacity
IPEC	Indian Point Energy Center
IRS	Internal Revenue Service
ISO	Independent system operator
ITC	ITC Holdings Corp.
LNG	Liquefied natural gas
LPSC	Louisiana Public Service Commission
MISO	Midcontinent Independent System Operator, Inc.
MPSC	Mississippi Public Service Commission
NRC	Nuclear Regulatory Commission
NYISO	New York Independent System Operator
NYPA	New York Power Authority
OATT	FERC-jurisdictional Open Access Transmission Tariff
PPA	Power purchase agreement
PSC	Public Service Commission
PUCT	Public Utility Commission of Texas
RISEC	Rhode Island State Energy Center
ROE	Return on equity
ROIC	Return on invested capital
RTO	Regional transmission organization
SEC	U.S. Securities and Exchange Commission
SERI	System Energy Resources, Inc., whose principal assets consists of ownership interest and leasehold interest in Grand Gulf Nuclear Station
TransCo	Mid South TransCo LLC, a wholly owned subsidiary of Entergy Corp. that will become the holding company for Entergy’s transmission business prior to the close of the merger with ITC

G.	GAAP to Non-GAAP Reconciliations

Appendix G-1, Appendix G-2 and Appendix G-3 provide reconciliations of various non-GAAP financial measures disclosed in this release to their most comparable GAAP measure.

Appendix G-1: Reconciliation of GAAP to Non-GAAP Financial Measures – Return on Equity, Return on Invested Capital Metrics
($ in millions)
	3Q11	4Q11	1Q12	2Q12	3Q12	4Q12	1Q13	2Q13
As-reported net income-rolling 12 months (A)	1,421	1,346	946	996	705	847	1,160	958
Preferred dividends	20	21	21	21	22	22	22	21
Tax effected interest expense	320	316	322	329	342	350	356	363
As-reported net income, rolling 12 months including preferred dividends and tax effected interest expense (B)	1,761	1,683	1,289	1,346	1,069	1,219	1,538	1,342

Special items in prior quarters	(7)	-	(13)	(244)	(253)	(251)	(31)	(28)

Special items in current quarter
Asset impairment	-	-	(224)	-	-	-	-	-
Transmission spin-merge	-	(13)	(7)	(9)	(11)	(11)	(6)	(12)
HCM expenses	-	-	-	-	-	-	-	(4)
Total special items (C)	(7)	(13)	(244)	(253)	(264)	(262)	(37)	(44)

Operational earnings, rolling 12 months including preferred dividends and tax effected interest expense (B-C)	1,768	1,696	1,533	1,599	1,333	1,481	1,575	1,386

Operational earnings, rolling 12 months (A-C)	1,428	1,359	1,190	1,249	969	1,109	1,197	1,002

Average invested capital (D)	21,509	21,126	21,339	21,556	22,065	22,290	22,389	22,573

Average common equity (E)	8,849	8,729	8,725	8,814	9,078	9,079	9,064	9,152

ROIC – as-reported % (B/D)	8.2	8.0	6.0	6.2	4.8	5.5	6.9	5.9

ROIC – operational % ((B-C)/D)	8.2	8.0	7.2	7.4	6.0	6.6	7.0	6.1

ROE – as-reported % (A/E)	16.1	15.4	10.8	11.3	7.8	9.3	12.8	10.5

ROE – operational % ((A-C)/E)	16.1	15.6	13.6	14.2	10.7	12.2	13.2	10.9

Appendix G-2: Reconciliation of GAAP to Non-GAAP Financial Measures – Credit and Liquidity Metrics
($ in millions)
	3Q11	4Q11	1Q12	2Q12	3Q12	4Q12	1Q13	2Q13
Total debt (A)	12,452	12,387	12,619	12,533	12,931	13,473	13,471	13,747
Less securitization debt (B)	1,086	1,071	1,049	1,020	1,003	973	952	927
Total debt, excluding securitization debt (C)	11,366	11,316	11,570	11,513	11,928	12,500	12,519	12,820
Less cash and cash equivalents (D)	987	694	685	283	750	533	263	311
Net debt, excluding securitization debt (E)	10,379	10,622	10,885	11,230	11,178	11,967	12,256	12,509

Total capitalization (F)	21,728	21,629	21,813	21,844	22,402	22,951	22,965	23,302
Less securitization debt (B)	1,086	1,071	1,049	1,020	1,003	973	952	927
Total capitalization, excluding securitization debt (G)	20,642	20,558	20,764	20,824	21,399	21,978	22,013	22,375
Less cash and cash equivalents (D)	987	694	685	283	750	533	263	311
Net capital, excluding securitization debt (H)	19,655	19,864	20,079	20,541	20,649	21,445	21,750	22,064

Debt to capital ratio % (A/F)	57.3	57.3	57.9	57.4	57.7	58.7	58.7	59.0

Debt to capital ratio, excluding securitization debt % (C/G)	55.1	55.0	55.7	55.3	55.7	56.9	56.9	57.3

Net debt to net capital ratio, excluding securitization debt % (E/H)	52.8	53.5	54.2	54.7	54.1	55.8	56.3	56.7

Off-balance sheet liabilities (I)	645	604	601	600	599	595	595	594

Net debt to net capital ratio including off-balance sheet liabilities, excluding securitization debt % ((E+I)/(H+I))	54.3	54.8	55.5	56.0	55.4	57.0	57.5	57.8

Revolver capacity (J)	2,116	2,001	2,825	2,762	2,917	3,462	3,542	3,819

Gross liquidity (D+J)	3,103	2,695	3,510	3,045	3,667	3,995	3,805	4,130

Appendix G-3: Reconciliation of GAAP to Non-GAAP Financial Measures – Entergy Wholesale Commodities Operational Adjusted EBITDA
($ in millions)
	3Q11	4Q11	1Q12	2Q12	3Q12	4Q12	1Q13	2Q13
Net income	122	156	(176)	71	87	59	82	12
Add back: interest expense	10	6	6	5	3	3	3	4
Add back: income tax expense	59	18	(92)	47	57	50	57	(15)
Add back: depreciation and amortization	45	46	51	48	29	47	49	50
Subtract: interest and investment income	24	29	31	27	20	28	28	22
Add back: decommissioning expense	29	(4)	30	(17)	29	30	31	30
Adjusted EBITDA	241	193	(212)	127	185	161	194	59
Add back: special item for asset impairment	-	-	356	-	-	–	–	–
Add back: special item for HCM implementation expenses	-	-	-	-	-	–	–	2
Operational adjusted EBITDA	241	193	144	127	185	161	194	61

Entergy Corporation’s common stock is listed on the New York and Chicago exchanges under the symbol “ETR.”

Additional investor information can be accessed online at
www.entergy.com/investor_relations

*********************************************************************************************************************************
In this news release, and from time to time, Entergy makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Forward-looking statements involve a number of risks and uncertainties. There are factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including (a) those factors discussed in: (i) Entergy’s Form 10-K for the year ended Dec. 31, 2012, (ii) Entergy’s Form 10-Q for the quarter ended March 31, 2013 and (iii) Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with rate proceedings, formula rate plans and other cost recovery mechanisms; (c) uncertainties associated with efforts to remediate the effects of major storms and recover related restoration costs; (d) nuclear plant relicensing, operating and regulatory risks, including any changes resulting from the nuclear crisis in Japan following its catastrophic earthquake and tsunami; (e) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; (f) conditions in commodity and capital markets during the periods covered by the forward-looking statements, in addition to other factors described elsewhere in this release and subsequent securities filings and (g) risks inherent in the proposed spin-off and subsequent merger of Entergy’s electric transmission business with a subsidiary of ITC Holdings Corp. Entergy cannot provide any assurances that the spin-off and merger transaction will be completed and cannot give any assurance as to the terms on which such transaction will be consummated. The spin-off and merger transaction is subject to certain conditions precedent, including regulatory approvals.

VIII.	Financial Statements

Entergy Corporation

Consolidating Balance Sheet
June 30, 2013
(Dollars in thousands)
(Unaudited)

	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$79,885	$5,761	$678	$86,324
Temporary cash investments	89,175	133,888	1,985	225,048
Total cash and cash equivalents	169,060	139,649	2,663	311,372
Securitization recovery trust account	36,922	-	-	36,922
Notes receivable	-	513,636	(513,636)	-
Accounts receivable:
Customer	510,987	140,876	-	651,863
Allowance for doubtful accounts	(32,130)	-	-	(32,130)
Associated companies	25,398	4,130	(29,528)	-
Other	209,674	14,110	273	224,057
Accrued unbilled revenues	378,299	344	-	378,643
Total accounts receivable	1,092,228	159,460	(29,255)	1,222,433
Deferred fuel costs	158,461	-	-	158,461
Accumulated deferred income taxes	179,750	922	(68,059)	112,613
Fuel inventory - at average cost	196,279	11,362	(1)	207,640
Materials and supplies - at average cost	591,032	344,197	-	935,229
Deferred nuclear refueling outage costs	132,843	196,322	-	329,165
System agreement cost equalization	14,600	-	-	14,600
Prepayments and other	133,569	410,428	(280,710)	263,287
TOTAL	2,704,744	1,775,976	(888,998)	3,591,722

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	1,097,271	41,379	(1,097,159)	41,491
Decommissioning trust funds	2,011,830	2,454,790	-	4,466,620
Non-utility property - at cost (less accumulated depreciation)	180,484	69,942	10,183	260,609
Other	167,195	16,414	-	183,609
TOTAL	3,456,780	2,582,525	(1,086,976)	4,952,329

PROPERTY, PLANT, AND EQUIPMENT

Electric	37,608,580	4,803,341	3,424	42,415,345
Property under capital lease	933,786	-	-	933,786
Natural gas	359,725	-	-	359,725
Construction work in progress	1,177,711	395,242	375	1,573,328
Nuclear fuel	876,011	758,355	-	1,634,366
TOTAL PROPERTY, PLANT AND EQUIPMENT	40,955,813	5,956,938	3,799	46,916,550
Less - accumulated depreciation and amortization	18,200,283	1,143,788	402	19,344,473
PROPERTY, PLANT AND EQUIPMENT - NET	22,755,530	4,813,150	3,397	27,572,077

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Regulatory asset for income taxes - net	754,870	-	-	754,870
Other regulatory assets	4,810,706	-	-	4,810,706
Deferred fuel costs	172,202	-	-	172,202
Goodwill	374,099	3,073	-	377,172
Accumulated deferred income taxes	12,044	53,870	929	66,843
Other	239,446	744,471	(19,553)	964,364
TOTAL	6,363,367	801,414	(18,624)	7,146,157
		-
TOTAL ASSETS	$35,280,421	$9,973,065	$(1,991,201)	$43,262,285

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
June 30, 2013
(Dollars in thousands)
(Unaudited)

	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$508,246	$17,376	$-	$525,622
Notes payable and commercial paper:
Associated companies	-	-	-	-
Other	142,876	-	947,248	1,090,124
Account payable:
Associated companies	10,150	8,905	(19,055)	-
Other	868,508	301,407	490	1,170,405
Customer deposits	365,223	-	-	365,223
Taxes accrued	65,144	-	210,399	275,543
Accumulated deferred income taxes	11,891	67,589	(57,377)	22,103
Interest accrued	155,996	1,597	23,899	181,492
Deferred fuel costs	3,116	-	-	3,116
Obligations under capital leases	3,111	-	-	3,111
Pension and other postretirement liabilities	85,772	7,272	-	93,044
System agreement cost equalization	14,600	-	-	14,600
Other	133,719	105,705	147	239,571
TOTAL	2,368,352	509,851	1,105,751	3,983,954

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	6,862,189	914,129	563,574	8,339,892
Accumulated deferred investment tax credits	268,128	-	-	268,128
Obligations under capital leases	33,402	-	-	33,402
Other regulatory liabilities	997,421	-	-	997,421
Decommissioning and retirement cost liabilities	2,030,994	1,553,794	-	3,584,788
Accumulated provisions	107,283	4,095	1,072	112,450
Pension and other postretirement liabilities	2,901,637	852,060	-	3,753,697
Long-term debt	10,311,738	93,657	1,689,357	12,094,752
Other	707,377	578,658	(747,262)	538,773
TOTAL	24,220,169	3,996,393	1,506,741	29,723,303

Subsidiaries' preferred stock without sinking fund	186,511	-	-	186,511

EQUITY

Common Shareholders' Equity:
Common stock, $.01 par value, authorized 500,000,000 shares;
issued 254,752,788 shares in 2013	2,161,268	301,097	(2,459,817)	2,548
Paid-in capital	2,417,644	2,188,230	749,879	5,355,753
Retained earnings	4,159,867	3,044,407	2,529,716	9,733,990
Accumulated other comprehensive income (loss)	(207,390)	(66,913)	-	(274,303)
Less - treasury stock, at cost (76,513,406 shares in 2013)	120,000	-	5,423,471	5,543,471
Total common shareholders' equity	8,411,389	5,466,821	(4,603,693)	9,274,517
Subsidiaries' preferred stock without sinking fund	94,000	-	-	94,000
TOTAL	8,505,389	5,466,821	(4,603,693)	9,368,517

TOTAL LIABILITIES AND EQUITY	$35,280,421	$9,973,065	$(1,991,201)	$43,262,285

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
December 31, 2012
(Dollars in thousands)
(Unaudited)

	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$104,378	$8,224	$390	$112,992
Temporary cash investments	275,755	132,697	11,125	419,577
Total cash and cash equivalents	380,133	140,921	11,515	532,569
Securitization recovery trust account	46,040	-	-	46,040
Notes receivable	-	446,356	(446,356)	-
Accounts receivable:
Customer	374,403	194,468	-	568,871
Allowance for doubtful accounts	(31,956)	-	-	(31,956)
Associated companies	28,729	5,365	(34,094)	-
Other	149,681	10,984	743	161,408
Accrued unbilled revenues	303,264	128	-	303,392
Total accounts receivable	824,121	210,945	(33,351)	1,001,715
Deferred fuel costs	150,363	-	-	150,363
Accumulated deferred income taxes	348,881	1,272	(43,251)	306,902
Fuel inventory - at average cost	205,468	8,363	-	213,831
Materials and supplies - at average cost	588,657	339,873	-	928,530
Deferred nuclear refueling outage costs	123,975	119,399	-	243,374
System agreement cost equalization	16,880	-	-	16,880
Prepayments and other	70,777	413,333	(241,188)	242,922
TOTAL	2,755,295	1,680,462	(752,631)	3,683,126

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	1,097,271	46,626	(1,097,159)	46,738
Decommissioning trust funds	1,855,959	2,334,149	-	4,190,108
Non-utility property - at cost (less accumulated depreciation)	174,219	70,546	11,274	256,039
Other	422,139	14,095	-	436,234
TOTAL	3,549,588	2,465,416	(1,085,885)	4,929,119

PROPERTY, PLANT, AND EQUIPMENT

Electric	37,264,453	4,676,696	3,418	41,944,567
Property under capital lease	935,199	-	-	935,199
Natural gas	353,492	-	-	353,492
Construction work in progress	973,071	391,749	879	1,365,699
Nuclear fuel	907,293	691,137	-	1,598,430
TOTAL PROPERTY, PLANT AND EQUIPMENT	40,433,508	5,759,582	4,297	46,197,387
Less - accumulated depreciation and amortization	17,840,387	1,058,069	386	18,898,842
PROPERTY, PLANT AND EQUIPMENT - NET	22,593,121	4,701,513	3,911	27,298,545

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Regulatory asset for income taxes - net	742,030	-	-	742,030
Other regulatory assets	5,025,912	-	-	5,025,912
Deferred fuel costs	172,202	-	-	172,202
Goodwill	374,099	3,073	-	377,172
Accumulated deferred income taxes	10,461	20,749	6,538	37,748
Other	215,422	752,132	(30,906)	936,648
TOTAL	6,540,126	775,954	(24,368)	7,291,712
		-
TOTAL ASSETS	$35,438,130	$9,623,345	$(1,858,973)	$43,202,502

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
December 31, 2012
(Dollars in thousands)
(Unaudited)

	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$701,090	$17,426	$-	$718,516
Notes payable and commercial paper:
Associated companies	28,000	1,437	(29,437)	-
Other	131,399	-	664,603	796,002
Account payable:
Associated companies	15,798	11,010	(26,808)	-
Other	957,193	259,462	525	1,217,180
Customer deposits	359,078	-	-	359,078
Taxes accrued	664,891	-	(331,172)	333,719
Accumulated deferred income taxes	7,955	40,431	(35,277)	13,109
Interest accrued	160,151	321	24,192	184,664
Deferred fuel costs	96,439	-	-	96,439
Obligations under capital leases	3,880	-	-	3,880
Pension and other postretirement liabilities	89,400	6,500	-	95,900
System agreement cost equalization	25,848	-	-	25,848
Other	106,052	154,019	1,915	261,986
TOTAL	3,347,174	490,606	268,541	4,106,321

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	6,844,329	819,998	647,429	8,311,756
Accumulated deferred investment tax credits	273,696	-	-	273,696
Obligations under capital leases	34,541	-	-	34,541
Other regulatory liabilities	898,614	-	-	898,614
Decommissioning and retirement cost liabilities	1,970,362	1,543,272	-	3,513,634
Accumulated provisions	357,801	978	3,447	362,226
Pension and other postretirement liabilities	2,891,787	834,099	-	3,725,886
Long-term debt	9,533,760	92,304	2,294,254	11,920,318
Other	709,182	611,814	(743,086)	577,910
TOTAL	23,514,072	3,902,465	2,202,044	29,618,581

Subsidiaries' preferred stock without sinking fund	186,511	-	-	186,511

EQUITY

Common Shareholders' Equity:
Common stock, $.01 par value, authorized 500,000,000 shares;
issued 254,752,788 shares in 2012	2,161,268	301,097	(2,459,817)	2,548
Paid-in capital	2,417,644	1,861,355	1,078,853	5,357,852
Retained earnings	4,052,441	3,145,925	2,506,225	9,704,591
Accumulated other comprehensive income (loss)	(214,980)	(78,103)	-	(293,083)
Less - treasury stock, at cost (76,945,239 shares in 2012)	120,000	-	5,454,819	5,574,819
Total common shareholders' equity	8,296,373	5,230,274	(4,329,558)	9,197,089
Subsidiaries' preferred stock without sinking fund	94,000	-	-	94,000
TOTAL	8,390,373	5,230,274	(4,329,558)	9,291,089

TOTAL LIABILITIES AND EQUITY	$35,438,130	$9,623,345	$(1,858,973)	$43,202,502

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
June 30, 2013 vs December 31, 2012
(Dollars in thousands)
(Unaudited)

	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$(24,493)	$(2,463)	$288	$(26,668)
Temporary cash investments	(186,580)	1,191	(9,140)	(194,529)
Total cash and cash equivalents	(211,073)	(1,272)	(8,852)	(221,197)
Securitization recovery trust account	(9,118)	-	-	(9,118)
Notes receivable	-	67,280	(67,280)	-
Accounts receivable:
Customer	136,584	(53,592)	-	82,992
Allowance for doubtful accounts	(174)	-	-	(174)
Associated companies	(3,331)	(1,235)	4,566	-
Other	59,993	3,126	(470)	62,649
Accrued unbilled revenues	75,035	216	-	75,251
Total accounts receivable	268,107	(51,485)	4,096	220,718
Deferred fuel costs	8,098	-	-	8,098
Accumulated deferred income taxes	(169,131)	(350)	(24,808)	(194,289)
Fuel inventory - at average cost	(9,189)	2,999	(1)	(6,191)
Materials and supplies - at average cost	2,375	4,324	-	6,699
Deferred nuclear refueling outage costs	8,868	76,923	-	85,791
System agreement cost equalization	(2,280)	-	-	(2,280)
Prepayments and other	62,792	(2,905)	(39,522)	20,365
TOTAL	(50,551)	95,514	(136,367)	(91,404)

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	-	(5,247)	-	(5,247)
Decommissioning trust funds	155,871	120,641	-	276,512
Non-utility property - at cost (less accumulated depreciation)	6,265	(604)	(1,091)	4,570
Other	(254,944)	2,319	-	(252,625)
TOTAL	(92,808)	117,109	(1,091)	23,210

PROPERTY, PLANT, AND EQUIPMENT

Electric	344,127	126,645	6	470,778
Property under capital lease	(1,413)	-	-	(1,413)
Natural gas	6,233	-	-	6,233
Construction work in progress	204,640	3,493	(504)	207,629
Nuclear fuel	(31,282)	67,218	-	35,936
TOTAL PROPERTY, PLANT AND EQUIPMENT	522,305	197,356	(498)	719,163
Less - accumulated depreciation and amortization	359,896	85,719	16	445,631
PROPERTY, PLANT AND EQUIPMENT - NET	162,409	111,637	(514)	273,532

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Regulatory asset for income taxes - net	12,840	-	-	12,840
Other regulatory assets	(215,206)	-	-	(215,206)
Deferred fuel costs	-	-	-	-
Goodwill	-	-	-	-
Accumulated deferred income taxes	1,583	33,121	(5,609)	29,095
Other	24,024	(7,661)	11,353	27,716
TOTAL	(176,759)	25,460	5,744	(145,555)

TOTAL ASSETS	$(157,709)	$349,720	$(132,228)	$59,783

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
June 30, 2013 vs December 31, 2012
(Dollars in thousands)
(Unaudited)

	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$(192,844)	$(50)	$-	$(192,894)
Notes payable and commercial paper:
Associated companies	(28,000)	(1,437)	29,437	-
Other	11,477	-	282,645	294,122
Account payable:
Associated companies	(5,648)	(2,105)	7,753	-
Other	(88,685)	41,945	(35)	(46,775)
Customer deposits	6,145	-	-	6,145
Taxes accrued	(599,747)	-	541,571	(58,176)
Accumulated deferred income taxes	3,936	27,158	(22,100)	8,994
Interest accrued	(4,155)	1,276	(293)	(3,172)
Deferred fuel costs	(93,323)	-	-	(93,323)
Obligations under capital leases	(769)	-	-	(769)
Pension and other postretirement liabilities	(3,628)	772	-	(2,856)
System agreement cost equalization	(11,248)	-	-	(11,248)
Other	27,667	(48,314)	(1,768)	(22,415)
TOTAL	(978,822)	19,245	837,210	(122,367)

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	17,860	94,131	(83,855)	28,136
Accumulated deferred investment tax credits	(5,568)	-	-	(5,568)
Obligations under capital leases	(1,139)	-	-	(1,139)
Other regulatory liabilities	98,807	-	-	98,807
Decommissioning and retirement cost liabilities	60,632	10,522	-	71,154
Accumulated provisions	(250,518)	3,117	(2,375)	(249,776)
Pension and other postretirement liabilities	9,850	17,961	-	27,811
Long-term debt	777,978	1,353	(604,897)	174,434
Other	(1,805)	(33,156)	(4,176)	(39,137)
TOTAL	706,097	93,928	(695,303)	104,722

Subsidiaries' preferred stock without sinking fund	-	-	-	-

EQUITY

Common Shareholders' Equity:
Common stock, $.01 par value, authorized 500,000,000 shares;
issued 254,752,788 shares in 2013 and in 2012	-	-	-	-
Paid-in capital	-	326,875	(328,974)	(2,099)
Retained earnings	107,426	(101,518)	23,491	29,399
Accumulated other comprehensive income (loss)	7,590	11,190	-	18,780
Less - treasury stock, at cost	-	-	(31,348)	(31,348)
Total common shareholders' equity	115,016	236,547	(274,135)	77,428
Subsidiaries' preferred stock without sinking fund	-	-	-	-
TOTAL	115,016	236,547	(274,135)	77,428

TOTAL LIABILITIES AND EQUITY	$(157,709)	$349,720	$(132,228)	$59,783

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Three Months Ended June 30, 2013
(Dollars in thousands)
(Unaudited)
	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$2,178,455	$-	$(1,245)	$2,177,210
Natural gas	33,881	-	-	33,881
Competitive businesses	-	533,523	(6,406)	527,117
Total	2,212,336	533,523	(7,651)	2,738,208

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	385,014	105,397	(803)	489,608
Purchased power	452,608	45,499	(12,363)	485,744
Nuclear refueling outage expenses	29,734	36,730	-	66,464
Other operation and maintenance	587,070	252,101	5,024	844,195
Decommissioning	28,973	30,416	-	59,389
Taxes other than income taxes	114,236	30,340	312	144,888
Depreciation and amortization	246,190	50,304	1,022	297,516
Other regulatory charges (credits) - net	3,892	-	-	3,892
Total	1,847,717	550,787	(6,808)	2,391,696

OPERATING INCOME	364,619	(17,264)	(843)	346,512

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	16,249	-	-	16,249
Interest and investment income	49,222	22,409	(31,090)	40,541
Miscellaneous - net	(5,948)	(4,281)	(2,928)	(13,157)
Total	59,523	18,128	(34,018)	43,633

INTEREST EXPENSE
Interest expense	131,452	3,900	20,416	155,768
Allowance for borrowed funds used during construction	(6,791)	-	-	(6,791)
Total	124,661	3,900	20,416	148,977

INCOME BEFORE INCOME TAXES	299,481	(3,036)	(55,277)	241,168

Income taxes	98,926	(14,567)	(11,246)	73,113

CONSOLIDATED NET INCOME	200,555	11,531	(44,031)	168,055

Preferred dividend requirements of subsidiaries	4,332	-	-	4,332

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$196,223	$11,531	$(44,031)	$163,723

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.10	$0.06	$(0.24)	$0.92
DILUTED	$1.10	$0.06	$(0.24)	$0.92

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				178,196,525
DILUTED				178,614,383

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Three Months Ended June 30, 2012
(Dollars in thousands)
(Unaudited)
	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$1,935,697	$-	$(1,147)	$1,934,550
Natural gas	23,879	-	-	23,879
Competitive businesses	-	567,674	(7,503)	560,171
Total	1,959,576	567,674	(8,650)	2,518,600

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	359,790	78,045	(678)	437,157
Purchased power	310,357	45,810	(10,869)	345,298
Nuclear refueling outage expenses	25,097	32,725	-	57,822
Other operation and maintenance	521,951	248,211	2,719	772,881
Decommissioning	28,688	(16,746)	-	11,942
Taxes other than income taxes	107,141	30,647	323	138,111
Depreciation and amortization	225,556	48,071	1,128	274,755
Other regulatory charges (credits) - net	137,650	-	-	137,650
Total	1,716,230	466,763	(7,377)	2,175,616

OPERATING INCOME	243,346	100,911	(1,273)	342,984

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	28,282	-	-	28,282
Interest and investment income	34,018	27,081	(31,814)	29,285
Miscellaneous - net	(6,910)	(4,741)	(1,384)	(13,036)
Total	55,390	22,340	(33,198)	44,531

INTEREST EXPENSE
Interest expense	125,155	5,600	18,861	149,616
Allowance for borrowed funds used during construction	(10,483)	-	-	(10,483)
Total	114,672	5,600	18,861	139,133

INCOME BEFORE INCOME TAXES	184,064	117,651	(53,332)	248,382

Income taxes	(124,461)	46,892	(44,631)	(122,201)

CONSOLIDATED NET INCOME	308,525	70,759	(8,701)	370,583

Preferred dividend requirements of subsidiaries	4,332	-	1,250	5,582

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$304,193	$70,759	$(9,951)	$365,001

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.72	$0.40	$(0.06)	$2.06
DILUTED	$1.72	$0.40	$(0.06)	$2.06

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				177,166,519
DILUTED				177,565,351

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Three Months Ended June 30, 2013 vs. 2012
(Dollars in thousands)
(Unaudited)
	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$242,758	$-	$(98)	$242,660
Natural gas	10,002	-	-	10,002
Competitive businesses	-	(34,151)	1,097	(33,054)
Total	252,760	(34,151)	999	219,608

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	25,224	27,352	(125)	52,451
Purchased power	142,251	(311)	(1,494)	140,446
Nuclear refueling outage expenses	4,637	4,005	-	8,642
Other operation and maintenance	65,119	3,890	2,305	71,314
Decommissioning	285	47,162	-	47,447
Taxes other than income taxes	7,095	(307)	(11)	6,777
Depreciation and amortization	20,634	2,233	(106)	22,761
Other regulatory charges (credits )- net	(133,758)	-	-	(133,758)
Total	131,487	84,024	569	216,080

OPERATING INCOME	121,273	(118,175)	430	3,528

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	(12,033)	-	-	(12,033)
Interest and investment income	15,204	(4,672)	724	11,256
Miscellaneous - net	962	460	(1,544)	(121)
Total	4,133	(4,212)	(820)	(898)

INTEREST EXPENSE
Interest expense	6,297	(1,700)	1,555	6,152
Allowance for borrowed funds used during construction	3,692	-	-	3,692
Total	9,989	(1,700)	1,555	9,844

INCOME BEFORE INCOME TAXES	115,417	(120,687)	(1,945)	(7,214)

Income taxes	223,387	(61,459)	33,385	195,314

CONSOLIDATED NET INCOME	(107,970)	(59,228)	(35,330)	(202,528)

Preferred dividend requirements of subsidiaries	-	-	(1,250)	(1,250)

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$(107,970)	$(59,228)	$(34,080)	$(201,278)

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$(0.62)	$(0.34)	$(0.18)	$(1.14)
DILUTED	$(0.62)	$(0.34)	$(0.18)	$(1.14)

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Six Months Ended June 30, 2013
(Dollars in thousands)
(Unaudited)
	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$4,128,575	$-	$(2,085)	$4,126,490
Natural gas	87,202	-	-	87,202
Competitive businesses	-	1,147,256	(13,866)	1,133,390
Total	4,215,777	1,147,256	(15,951)	5,347,082

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	796,334	204,808	(1,202)	999,940
Purchased power	816,140	66,720	(23,987)	858,873
Nuclear refueling outage expenses	59,810	67,373	-	127,183
Asset impairment	-	-	-	-
Other operation and maintenance	1,106,827	483,460	8,166	1,598,453
Decommissioning	57,500	60,994	-	118,494
Taxes other than income taxes	232,299	63,088	596	295,983
Depreciation and amortization	496,720	99,547	2,125	598,392
Other regulatory charges (credits) - net	9,207	-	-	9,207
Total	3,574,837	1,045,990	(14,302)	4,606,525

OPERATING INCOME	640,940	101,266	(1,649)	740,557

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	29,000	-	-	29,000
Interest and investment income	90,801	50,608	(62,562)	78,847
Miscellaneous - net	(12,814)	(8,892)	(5,073)	(26,779)
Total	106,987	41,716	(67,635)	81,068

INTEREST EXPENSE
Interest expense	261,514	6,968	40,436	308,918
Allowance for borrowed funds used during construction	(11,979)	-	-	(11,979)
Total	249,535	6,968	40,436	296,939

INCOME BEFORE INCOME TAXES	498,392	136,014	(109,720)	524,686

Income taxes	170,001	42,368	(22,721)	189,648

CONSOLIDATED NET INCOME	328,391	93,646	(86,999)	335,038

Preferred dividend requirements of subsidiaries	8,665	-	1,250	9,915

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$319,726	$93,646	$(88,249)	$325,123

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.80	$0.53	$(0.50)	$1.83
DILUTED	$1.79	$0.52	$(0.49)	$1.82

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				178,112,709
DILUTED				178,534,201

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Six Months Ended June 30, 2012
(Dollars in thousands)
(Unaudited)
	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$3,721,330	$-	$(1,938)	$3,719,392
Natural gas	69,886	-	-	69,886
Competitive businesses	-	1,127,925	(14,943)	1,112,982
Total	3,791,216	1,127,925	(16,881)	4,902,260

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	804,228	172,747	(981)	975,994
Purchased power	591,548	59,685	(20,969)	630,264
Nuclear refueling outage expenses	51,799	69,907	-	121,706
Asset impairment	-	355,524	-	355,524
Other operation and maintenance	1,012,176	480,966	1,375	1,494,517
Decommissioning	56,919	12,926	-	69,845
Taxes other than income taxes	214,240	60,416	624	275,280
Depreciation and amortization	453,642	99,144	2,185	554,971
Other regulatory charges (credits) - net	138,032	-	-	138,032
Total	3,322,584	1,311,315	(17,766)	4,616,133

OPERATING INCOME	468,632	(183,390)	885	286,127

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	52,590	-	-	52,590
Interest and investment income	77,291	57,280	(64,295)	70,276
Miscellaneous - net	(14,773)	(12,524)	(3,728)	(31,025)
Total	115,108	44,756	(68,023)	91,841

INTEREST EXPENSE
Interest expense	252,630	11,807	31,924	296,361
Allowance for borrowed funds used during construction	(19,874)	-	-	(19,874)
Total	232,756	11,807	31,924	276,487

INCOME BEFORE INCOME TAXES	350,984	(150,441)	(99,062)	101,481

Income taxes	(24,754)	(45,249)	(52,360)	(122,363)

CONSOLIDATED NET INCOME	375,738	(105,192)	(46,702)	223,844

Preferred dividend requirements of subsidiaries	8,665	-	1,861	10,526

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$367,073	$(105,192)	$(48,563)	$213,318

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$2.08	$(0.59)	$(0.28)	$1.21
DILUTED	$2.07	$(0.59)	$(0.28)	$1.20

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				177,015,941
DILUTED				177,470,486

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Six Months Ended June 30, 2013 vs. 2012
(Dollars in thousands)
(Unaudited)
	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$407,245	$-	$(147)	$407,098
Natural gas	17,316	-	-	17,316
Competitive businesses	-	19,331	1,077	20,408
Total	424,561	19,331	930	444,822

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	(7,894)	32,061	(221)	23,946
Purchased power	224,592	7,035	(3,018)	228,609
Nuclear refueling outage expenses	8,011	(2,534)	-	5,477
Asset impairment	-	(355,524)	-	(355,524)
Other operation and maintenance	94,651	2,494	6,791	103,936
Decommissioning	581	48,068	-	48,649
Taxes other than income taxes	18,059	2,672	(28)	20,703
Depreciation and amortization	43,078	403	(60)	43,421
Other regulatory charges (credits )- net	(128,825)	-	-	(128,825)
Total	252,253	(265,325)	3,464	(9,608)

OPERATING INCOME	172,308	284,656	(2,534)	454,430

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	(23,590)	-	-	(23,590)
Interest and investment income	13,510	(6,672)	1,733	8,571
Miscellaneous - net	1,959	3,632	(1,345)	4,246
Total	(8,121)	(3,040)	388	(10,773)

INTEREST EXPENSE
Interest expense	8,884	(4,839)	8,512	12,557
Allowance for borrowed funds used during construction	7,895	-	-	7,895
Total	16,779	(4,839)	8,512	20,452

INCOME BEFORE INCOME TAXES	147,408	286,455	(10,658)	423,205

Income taxes	194,755	87,617	29,639	312,011

CONSOLIDATED NET INCOME	(47,347)	198,838	(40,297)	111,194

Preferred dividend requirements of subsidiaries	-	-	(611)	(611)

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$(47,347)	$198,838	$(39,686)	$111,805

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$(0.28)	$1.12	$(0.22)	$0.62
DILUTED	$(0.28)	$1.11	$(0.21)	$0.62

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Twelve Months Ended June 30, 2013
(Dollars in thousands)
(Unaudited)
	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$8,281,500	$-	$(3,754)	$8,277,746
Natural gas	148,151	-	-	148,151
Competitive businesses	-	2,345,640	(24,636)	2,321,005
Total	8,429,651	2,345,640	(28,390)	10,746,902

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,668,125	394,468	(1,811)	2,060,782
Purchased power	1,409,997	117,362	(42,950)	1,484,409
Nuclear refueling outage expenses	118,847	132,229	-	251,076
Asset impairment	-	-	-	-
Other operation and maintenance	2,174,170	960,331	14,828	3,149,330
Decommissioning	113,245	120,163	-	233,407
Taxes other than income taxes	450,482	126,312	1,207	578,001
Depreciation and amortization	1,007,259	176,451	4,297	1,188,006
Other regulatory charges (credits) - net	46,278	-	-	46,278
Total	6,988,403	2,027,316	(24,429)	8,991,289

OPERATING INCOME	1,441,248	318,324	(3,961)	1,755,613

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	69,169	-	-	69,169
Interest and investment income	163,802	98,390	(125,845)	136,346
Miscellaneous - net	(23,883)	(15,440)	(9,643)	(48,967)
Total	209,088	82,950	(135,488)	156,548

INTEREST EXPENSE
Interest expense	522,682	13,061	83,411	619,154
Allowance for borrowed funds used during construction	(29,417)	-	-	(29,417)
Total	493,265	13,061	83,411	589,737

INCOME BEFORE INCOME TAXES	1,157,071	388,213	(222,860)	1,322,424

Income taxes	244,096	148,947	(50,177)	342,866

CONSOLIDATED NET INCOME	912,975	239,266	(172,683)	979,558

Preferred dividend requirements of subsidiaries	17,329	-	3,750	21,079

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$895,646	$239,266	$(176,433)	$958,479

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$5.04	$1.34	$(0.99)	$5.39
DILUTED	$5.02	$1.34	$(0.99)	$5.37

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				177,869,526
DILUTED				178,382,381

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Twelve Months Ended June 30, 2012
(Dollars in thousands)
(Unaudited)
	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$8,318,259	$-	$(3,287)	$8,314,972
Natural gas	135,691	-	-	135,691
Competitive businesses	-	2,363,475	(27,293)	2,336,182
Total	8,453,950	2,363,475	(30,580)	10,786,845

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,062,939	336,148	(1,404)	2,397,683
Purchased power	1,339,170	85,663	(43,447)	1,381,385
Nuclear refueling outage expenses	104,969	145,403	-	250,373
Asset impairment	-	355,524	-	355,524
Other operation and maintenance	2,029,914	946,026	18,091	2,994,031
Decommissioning	112,022	37,656	-	149,678
Taxes other than income taxes	437,551	117,879	1,427	556,857
Depreciation and amortization	932,613	190,928	4,542	1,128,082
Other regulatory charges (credits) - net	343,500	-	-	343,500
Total	7,362,678	2,215,227	(20,791)	9,557,113

OPERATING INCOME	1,091,272	148,248	(9,789)	1,229,732

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	98,852	-	-	98,852
Interest and investment income	155,351	110,812	(129,559)	136,603
Miscellaneous - net	(30,149)	(26,242)	(7,544)	(63,935)
Total	224,054	84,570	(137,103)	171,520

INTEREST EXPENSE
Interest expense	503,883	27,086	44,730	575,699
Allowance for borrowed funds used during construction	(40,083)	-	-	(40,083)
Total	463,800	27,086	44,730	535,616

INCOME BEFORE INCOME TAXES	851,526	205,732	(191,622)	865,636

Income taxes	(226,684)	32,419	42,962	(151,303)

CONSOLIDATED NET INCOME	1,078,210	173,313	(234,584)	1,016,939

Preferred dividend requirements of subsidiaries	17,329	1,879	2,220	21,428

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,060,881	$171,434	$(236,804)	$995,511

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$6.00	$0.97	$(1.34)	$5.63
DILUTED	$5.97	$0.97	$(1.33)	$5.61

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				176,784,774
DILUTED				177,582,171

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Twelve Months Ended June 30, 2013 vs. 2012
(Dollars in thousands)
(Unaudited)
	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$(36,759)	$-	$(467)	$(37,226)
Natural gas	12,460	-	-	12,460
Competitive businesses	-	(17,835)	2,657	(15,177)
Total	(24,299)	(17,835)	2,190	(39,943)

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	(394,814)	58,320	(407)	(336,901)
Purchased power	70,827	31,699	497	103,024
Nuclear refueling outage expenses	13,878	(13,174)	-	703
Asset impairment	-	(355,524)	-	(355,524)
Other operation and maintenance	144,256	14,305	(3,263)	155,299
Decommissioning	1,223	82,507	-	83,729
Taxes other than income taxes	12,931	8,433	(220)	21,144
Depreciation and amortization	74,646	(14,477)	(245)	59,924
Other regulatory charges (credits )- net	(297,222)	-	-	(297,222)
Total	(374,275)	(187,911)	(3,638)	(565,824)

OPERATING INCOME	349,976	170,076	5,828	525,881

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	(29,683)	-	-	(29,683)
Interest and investment income	8,451	(12,422)	3,714	(257)
Miscellaneous - net	6,266	10,802	(2,099)	14,968
Total	(14,966)	(1,620)	1,615	(14,972)

INTEREST EXPENSE
Interest expense	18,799	(14,025)	38,681	43,455
Allowance for borrowed funds used during construction	10,666	-	-	10,666
Total	29,465	(14,025)	38,681	54,121

INCOME BEFORE INCOME TAXES	305,545	182,481	(31,238)	456,788

Income taxes	470,780	116,528	(93,139)	494,169

CONSOLIDATED NET INCOME	(165,235)	65,953	61,901	(37,381)

Preferred dividend requirements of subsidiaries	-	(1,879)	1,530	(349)

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$(165,235)	$67,832	$60,371	$(37,032)

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$(0.96)	$0.37	$0.35	$(0.24)
DILUTED	$(0.95)	$0.37	$0.34	$(0.24)

*Totals may not foot due to rounding.

Entergy Corporation

Consolidated Cash Flow Statement
Three Months Ended June 30, 2013 vs. 2012
(Dollars in thousands)
(Unaudited)

	2013	2012	Variance

OPERATING ACTIVITIES
Consolidated net income	$168,055	$370,583	$(202,528)
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	476,017	382,653	93,364
Deferred income taxes, investment tax credits, and non-current taxes accrued	63,518	(161,515)	225,033
Changes in working capital:
Receivables	(188,434)	(208,387)	19,953
Fuel inventory	11,337	991	10,346
Accounts payable	192,854	153,938	38,916
Prepaid taxes and taxes accrued	(22,528)	77,137	(99,665)
Interest accrued	27,398	25,216	2,182
Deferred fuel	(99,272)	(71,496)	(27,776)
Other working capital accounts	18,383	(73,688)	92,071
Changes in provisions for estimated losses	(4,371)	(4,237)	(134)
Changes in other regulatory assets	49,025	52,788	(3,763)
Changes in pensions and other postretirement liabilities	(7,741)	(29,777)	22,036
Other	(112,325)	73,213	(185,538)
Net cash flow provided by operating activities	571,916	587,419	(15,503)

INVESTING ACTIVITIES
Construction/capital expenditures	(613,002)	(688,738)	75,736
Allowance for equity funds used during construction	17,305	28,969	(11,664)
Nuclear fuel purchases	(64,341)	(39,745)	(24,596)
Payment for purchase of plant	-	(645)	645
Changes in transition charge account	7,517	11,936	(4,419)
Payments to storm reserve escrow account	(1,636)	(1,504)	(132)
Receipts from storm reserve escrow account	7,748	17,023	(9,275)
Decrease (increase) in other investments	15,403	(56,710)	72,113
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	10,763	-	10,763
Proceeds from nuclear decommissioning trust fund sales	381,696	409,282	(27,586)
Investment in nuclear decommissioning trust funds	(404,867)	(430,799)	25,932
Net cash flow used in investing activities	(643,414)	(750,931)	107,517

FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	1,409,149	290,217	1,118,932
Treasury stock	8,532	1,802	6,730
Retirement of long-term debt	(1,160,251)	(340,278)	(819,973)
Changes in credit borrowings and commercial paper - net	16,237	(37,397)	53,634
Dividends paid:
Common stock	(149,152)	(147,067)	(2,085)
Preferred stock	(4,555)	(5,583)	1,028
Net cash flow provided by (used in) financing activities	119,960	(238,306)	358,266

Effect of exchange rates on cash and cash equivalents	(21)	209	(230)

Net increase (decrease) in cash and cash equivalents	48,441	(401,609)	450,050

Cash and cash equivalents at beginning of period	262,931	685,002	(422,071)

Cash and cash equivalents at end of period	$311,372	$283,393	$27,979

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$123,060	$118,962	$4,098
Income taxes	$76,324	$6,458	$69,866

Entergy Corporation

Consolidated Cash Flow Statement
Six Months Ended June 30, 2013 vs. 2012
(Dollars in thousands)
(Unaudited)

	2013	2012	Variance

OPERATING ACTIVITIES
Consolidated net income	$335,038	$223,844	$111,194
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	948,950	832,662	116,288
Deferred income taxes, investment tax credits, and non-current taxes accrued	162,189	(122,657)	284,846
Asset impairment	-	355,524	(355,524)
Changes in working capital:
Receivables	(218,279)	(52,185)	(166,094)
Fuel inventory	6,190	(19,222)	25,412
Accounts payable	151,993	8,339	143,654
Prepaid taxes and taxes accrued	(58,176)	(12,446)	(45,730)
Interest accrued	(3,172)	(6,978)	3,806
Deferred fuel	(101,421)	5,909	(107,330)
Other working capital accounts	(133,575)	(108,441)	(25,134)
Changes in provisions for estimated losses	(250,343)	(19,267)	(231,076)
Changes in other regulatory assets	216,659	113,645	103,014
Changes in pensions and other postretirement liabilities	24,955	(34,541)	59,496
Other	34,897	23,733	11,164
Net cash flow provided by operating activities	1,115,905	1,187,919	(72,014)

INVESTING ACTIVITIES
Construction/capital expenditures	(1,244,859)	(1,252,277)	7,418
Allowance for equity funds used during construction	30,977	54,417	(23,440)
Nuclear fuel purchases	(209,509)	(240,804)	31,295
Payment for purchase of plant	-	(645)	645
Changes in transition charge account	9,118	12,876	(3,758)
NYPA value sharing payment	(71,736)	(72,000)	264
Payments to storm reserve escrow account	(3,855)	(2,987)	(868)
Receipts from storm reserve escrow account	260,230	17,884	242,346
Decrease (increase) in other investments	(28,895)	37,076	(65,971)
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	10,763	-	10,763
Proceeds from nuclear decommissioning trust fund sales	779,706	944,833	(165,127)
Investment in nuclear decommissioning trust funds	(837,114)	(998,579)	161,465
Net cash flow used in investing activities	(1,305,174)	(1,500,206)	195,032

FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	1,973,866	1,325,162	648,704
Mandatorily redeemable preferred membership units of subsidiary	-	51,000	(51,000)
Treasury stock	16,634	34,628	(17,994)
Retirement of long-term debt	(2,010,111)	(1,199,926)	(810,185)
Changes in credit borrowings and commercial paper - net	294,123	(4,615)	298,738
Dividends paid:
Common stock	(297,054)	(293,741)	(3,313)
Preferred stock	(10,137)	(11,165)	1,028
Net cash flow used in financing activities	(32,679)	(98,657)	65,978

Effect of exchange rates on cash and cash equivalents	751	(101)	852

Net increase (decrease) in cash and cash equivalents	(221,197)	(411,045)	189,848

Cash and cash equivalents at beginning of period	532,569	694,438	(161,869)

Cash and cash equivalents at end of period	$311,372	$283,393	$27,979

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$261,277	$253,617	$7,660
Income taxes	$88,665	$42,450	$46,215

Entergy Corporation

Consolidated Cash Flow Statement
Twelve Months Ended June 30, 2013 vs. 2012
(Dollars in thousands)
(Unaudited)

	2013	2012	Variance

OPERATING ACTIVITIES
Consolidated net income	$979,558	$1,016,939	$(37,381)
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	1,887,937	1,726,089	161,848
Deferred income taxes, investment tax credits, and non-current taxes accrued	258,367	(707,807)	966,174
Asset impairment	-	355,524	(355,524)
Changes in working capital:
Receivables	(180,296)	144,159	(324,455)
Fuel inventory	13,808	(8,372)	22,180
Accounts payable	136,875	(46,828)	183,703
Prepaid taxes and taxes accrued	9,754	570,406	(560,652)
Interest accrued	4,958	(1,746)	6,704
Deferred fuel	(207,317)	148,275	(355,592)
Other working capital accounts	(177,123)	45,820	(222,943)
Changes in provisions for estimated losses	(255,884)	(24,399)	(231,485)
Changes in other regulatory assets	(295,414)	(656,148)	360,734
Changes in pensions and other postretirement liabilities	703,595	1,160,226	(456,631)
Other	(10,547)	(382,651)	372,104
Net cash flow provided by operating activities	2,868,271	3,339,487	(471,216)

INVESTING ACTIVITIES
Construction/capital expenditures	(2,667,232)	(2,301,011)	(366,221)
Allowance for equity funds used during construction	72,691	101,988	(29,297)
Nuclear fuel purchases	(526,665)	(479,129)	(47,536)
Payment for purchase of plant	(455,711)	(347,192)	(108,519)
Proceeds from sale of assets and businesses	-	6,531	(6,531)
Changes in securitization account	507	(3,490)	3,997
NYPA value sharing payment	(71,736)	(72,000)	264
Payments to storm reserve escrow account	(9,825)	(6,118)	(3,707)
Receipts from storm reserve escrow account	270,230	17,884	252,346
Decrease (increase) in other investments	(50,796)	68,447	(119,243)
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	119,868	-	119,868
Proceeds from nuclear decommissioning trust fund sales	1,908,928	1,668,820	240,108
Investment in nuclear decommissioning trust funds	(2,035,024)	(1,774,066)	(260,958)
Net cash flow used in investing activities	(3,444,765)	(3,119,336)	(325,429)

FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	4,127,065	3,240,863	886,202
Mandatorily redeemable preferred membership units of subsidiary	-	51,000	(51,000)
Common stock and treasury stock	44,892	63,855	(18,963)
Retirement of long-term debt	(3,940,418)	(3,081,358)	(859,060)
Repurchase of common stock	-	(75,030)	75,030
Redemption of subsidiary common and preferred stock	-	(30,308)	30,308
Changes in credit borrowings and commercial paper - net	986,413	(27,076)	1,013,489
Dividends paid:
Common stock	(592,522)	(586,991)	(5,531)
Preferred stock	(21,301)	(22,067)	766
Net cash flow provided by (used in) financing activities	604,129	(467,112)	1,071,241

Effect of exchange rates on cash and cash equivalents	344	496	(152)

Net increase (decrease) in cash and cash equivalents	27,979	(246,465)	274,444

Cash and cash equivalents at beginning of period	283,393	529,858	(246,465)

Cash and cash equivalents at end of period	$311,372	$283,393	$27,979

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$553,785	$518,395	$35,390
Income taxes	$95,429	$40,331	$55,098